SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COLLECTORS UNIVERSE, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 25, 2018

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Collectors Universe, Inc., which will be held on Tuesday, December 4, 2018 at 10:00 A.M., Pacific Time, at our principal offices, at 1610 East Andrews Place, Suite 150, Santa Ana, California 92705.

We have elected to provide our stockholders with access to our proxy materials and to our Annual Report to Stockholders for our fiscal year ended June 30, 2018 (the “2018 Annual Report”) over the Internet under the Securities and Exchange Commission’s rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how stockholders may access the full set of proxy materials and our 2018 Annual Report through the Internet or by requesting that printed proxy materials be delivered to them by mail. We believe that this process will enable us to provide our stockholders with the proxy materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and, at the same time, significantly reducing the environmental impact of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods described in the Notice of Internet Availability of Proxy Materials. You will be able to vote your shares over the Internet, by telephone or, if you request that printed proxy materials be mailed to you, by completing and returning, by mail, a proxy or voting instruction card. Please review the instructions with respect to your voting options described in the Notice of Internet Availability of Proxy Materials that you receive by mail as well as in the accompanying Proxy Statement.

At the time you vote your shares, please also let us know if you plan to attend our Annual Meeting in person, by indicating your plans, when prompted, if you are voting on the Internet or by telephone, or by marking the appropriate box on the enclosed proxy or voting instruction card.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

Joseph J. Orlando Chief Executive Officer

COLLECTORS UNIVERSE, INC.

1610 East Andrews Place, Suite 150

Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, December 4, 2018

To the Stockholders of Collectors Universe, Inc.:

The 2018 Annual Meeting of Stockholders of Collectors Universe, Inc. (the “Annual Meeting”) will be held at our principal offices, at 1610 East Andrews Place, Suite 150, Santa Ana, California 92705, on Tuesday, December 4, 2018, at 10:00 A.M., Pacific Time, for the following purposes:

(1)

Election of Directors. To elect the following five nominees to serve as the Company’s directors until our 2019 Annual Meeting of Stockholders and until their successors are elected and have qualified to serve:

Deborah A. Farrington	Joseph J. Orlando
Joseph R. Martin	Bruce A. Stevens
A. J. “Bert” Moyer

(2)

Ratification of the Appointment of our Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019.

(3)

Advisory Vote on the Compensation of our Named Executive Officers in Fiscal Year 2018. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2018; and

(4)

Advisory Vote on Frequency of Advisory Votes on Executive Compensation. To recommend, by a non-binding advisory vote, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the five director nominees named above; “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019; “FOR” approval, by non-binding advisory vote, of the compensation of our named executive officers in fiscal year 2018; and “FOR” one year, on the recommendation, by non-binding advisory vote, of the frequency of future advisory votes on Named Executive Officer compensation.

Additional information regarding these matters is contained in the accompanying Proxy Statement, which stockholders are urged to read. Only stockholders of record at the close of business on October 16, 2018 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Bruce A. Stevens
Chairman of the Board

Santa Ana, California

October 25, 2018

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail and the section entitled “How May I Vote?” in this Proxy Statement or, the instructions on the proxy card enclosed with the printed copy of the proxy material. The approximate date of mailing of the Notice of Internet Availability of Proxy Materials is October 25, 2018.

COLLECTORS UNIVERSE, INC.

1610 East Andrews Place, Suite 150

Santa Ana, California 92705

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, DECEMBER 4, 2018

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation, for use at our 2018 Annual Meeting of Stockholders to be held on Tuesday, December 4, 2018, at 10:00 A.M., Pacific Time, at our principal offices, at 1610 East Andrews Place, Suite 150, Santa Ana, California 92705. This Proxy Statement will be available to our stockholders, on the internet at https://materials.proxyvote.com/19421r, beginning on Thursday, October 25, 2018. As a matter of convenience, in this Proxy Statement we will refer to Collectors Universe, Inc. as the “Company,” “we,” “us” or “our” and our 2018 Annual Meeting of Stockholders as the “Annual Meeting” or the “Meeting”.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND
THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT
AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Who May Vote at the Annual Meeting?

The shares of the Company’s common stock, $0.001 par value, constitute the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on October 16, 2018 (the “Record Date”) are entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and at any adjournments or postponements thereof. On that day, there were 8,944,677 shares of our common stock outstanding and entitled to be voted at the Annual Meeting.

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

What is the Quorum Requirement for the Annual Meeting?

No business may be transacted at the Annual Meeting unless a quorum is present at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. If a quorum is not present, the Annual Meeting may be adjourned to a later date to provide more time to obtain additional proxies in order to meet the quorum requirement.

What do I Need to Know if I Plan to Attend the Annual Meeting in Person?

You are entitled to attend the Annual Meeting in person only if you were a record holder of our common stock as of the Record Date, or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-serve basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in “street name”), you should provide proof of your beneficial ownership of shares of our common stock as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card you received from your broker, bank, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other applicable procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting in person (i) by marking the appropriate box on the enclosed proxy card, or (ii) if you will be voting over the Internet or by telephone, by indicating your plans when prompted to do so.

How Many Votes do I Have?

Each share is entitled to one vote: (a) in the election of each of the director nominees (Proposal 1); (b) on the proposal to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending June 30, 2019 (Proposal 2); (c) on the proposal to approve, by a non-binding advisory vote, the compensation of our named executive officers in fiscal 2018 (Proposal 3); and (d) on the proposal to recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers (Proposal 4); and (e) on any other matter upon which a vote may properly be taken at the Annual Meeting.

In the election of directors, there is no cumulative voting. As a result each stockholder will be entitled, for each share of common stock that the stockholder owned as of the Record Date, to cast one vote for a single nominee for each of the five positions on the Board of Directors.

In order to vote, you must either (i) designate another person or persons (a “proxyholder” or “proxyholders”) to vote your shares on your behalf at the Annual Meeting, or (ii) attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy or voting instructions so that your shares will count toward a quorum and will be voted at the Annual Meeting in accordance with your instructions. Even if you designate a proxyholder to vote your shares on your behalf, you may attend the Annual Meeting and vote your shares in person, including in a manner different than your earlier voting instructions. Accordingly, to ensure that your votes are counted, we encourage you to vote your shares via the internet or by telephone or by returning your completed proxy or voting instruction card by mail, even if you plan to attend and vote your shares, in person, at the Annual Meeting.

How Will the Board Vote My Shares?

A properly executed proxy card that is received by us, or voting instructions communicated via the Internet or by telephone, and not revoked, prior to the Annual Meeting, will be voted in accordance with your voting instructions as set forth on the proxy card or communicated over the Internet or by telephone. If you return a properly executed proxy or voting instruction card to us or vote via the Internet or by telephone, but fail to provide specific instructions as to how your shares should be voted, then, your shares will be voted “FOR” the election of each of the director nominees named in Notice of Annual Meeting (Proposal No. 1); “FOR” ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2019 (Proposal 2); “FOR” approval, by a non-binding advisory vote, of the compensation of the named executive officers in fiscal 2018 (Proposal No. 3); and “ONE YEAR” as the recommendation, by a non-binding advisory vote, of the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 4).

If any other matters are presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted on such matters in accordance with the judgment of the proxyholders named on the proxy card or voting instruction form.

However, if your shares are held in a brokerage account or by a bank, trustee or nominee, please read the information below under the caption “What if I Hold My Shares Through a Broker or Other Nominee?” regarding the actions that you will need to take to ensure that your shares are voted.

What is the Required Vote to Approve the Proposals Being Considered at the Annual Meeting?

Proposal No. 1 - Election of Directors

Our Board of Directors has adopted a majority-voting standard for uncontested director elections. This means that for a director to be elected in an uncontested election, he or she must receive a majority of the shares cast (that is, actually voted) in the election of directors. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. In a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Shares voted as “withhold authority” for a nominee for director will count as votes cast in the election of directors, but any broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome of the election of directors, whether that election is uncontested or contested.

In accordance with the Company's majority vote standard, if any nominee fails to receive a majority of the votes cast in the election, he or she will be required to submit an offer of resignation to the Board, which will have the right, in its discretion, to accept or reject that offer of resignation. If the Board accepts the resignation, it may either correspondingly reduce the authorized number of directors or appoint another person to fill the vacancy created by the resignation. If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders meeting and, in that event, the Board would be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accountants for Fiscal 2019

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and voted on Proposal 2 is required to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2019. Shares voted by record stockholders or by brokers or other nominee holders on this Proposal will be counted. Abstentions will have the same effect as votes cast against the Proposal. Because this is a “routine” proposal on which brokers or other nominee holders may vote without voting instructions from the beneficial owners of the shares, we do not expect any broker non-votes with respect to this Proposal. See the discussion below under the captions “What if I Hold My Shares through a Broker or Other Nominee?” and “What are Broker Non-Votes and How Will They Affect the Outcome of the Voting at the Annual Meeting?”

Proposal No. 3 – Approval by Non-Binding Advisory Vote of the Compensation of our Named Executive Officers in Fiscal 2018

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and voted on this Proposal is required to approve, on a non-binding advisory basis, the compensation of our named executive officers in fiscal 2018, as described in this Proxy Statement. Abstentions and broker non-votes will have no effect on the outcome of the voting on this Proposal.

Proposal No. 4 – Recommendation, by a non-binding advisory vote, of the frequency of future advisory votes on the compensation of our named executive officers.

Stockholders may vote for every “one year,” “two years” or “three years” with respect to this Proposal, or may abstain from voting on this Proposal. The option of every one year, two years or three years that receives the greatest number of votes will be considered the frequency recommended by our stockholders.

How May I Vote?

Voting by Internet or over the Telephone. You can vote your shares over the Internet or by telephone by following the instructions that are contained in the Availability Notice. If you hold shares in “street name,” you also may vote over the Internet or by telephone by following the instructions provided in the Availability Notice or on the proxy or voting instruction card. Internet and telephone voting are available 24 hours a day until 11:59 P.M. Pacific Time on Monday, December 3, 2018. To vote via the Internet, visit www.proxyvote.com and follow the instructions on that website. To vote by telephone, use a touch-tone phone to call the toll free number set forth on the Availability Notice, which is 1-(800) 690-6903, and then follow the voice prompts. Our Internet and telephone voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Availability Notice, or which, if you are the beneficial owner of any shares, may be obtained from your broker or other nominee holder of your shares. If you vote over the Internet or by telephone, you do not need to return your proxy card.

Voting by Mail. If you request printed proxy materials to be mailed or emailed to you, you can vote by mail by following the instructions provided on the proxy card that is included as part of those materials. If you hold shares in “street name” and request to receive printed proxy materials by mail, you can vote by mail by taking the actions outlined in the voting instruction card provided to you by your broker, bank, trustee or nominee holder. In order to be effective, completed proxy cards must be received by no later than 9:00 A.M. Pacific Time on Tuesday, December 4, 2018. If you vote by mail, simply mark your proxy or voting instruction card, date and sign it, and return it in the postage-prepaid business reply envelope provided with the Proxy Statement. If you fail to sign your proxy or voting instruction card, your shares cannot be voted, unless you vote thereafter and prior to December 4, 2018 over the Internet or by telephone or attend the Annual Meeting and vote your shares in person.

Voting in Person at the Annual Meeting. Whichever voting method you use, you may still vote at the Annual Meeting if you decide to attend in person. However, if your shares are held for you in “street name” (that is by a broker, bank or nominee holder), you must obtain a proxy, executed in your favor, from the broker, bank or other nominee holder of your shares in order to vote in person at the Annual Meeting.

Voting on Other Matters. If other matters are properly presented for a vote of the stockholders at the Annual Meeting, the Board of Directors will have discretion to determine how shares for which proxies or voting instructions have been received will be voted on such matters. As of the date of this Proxy Statement, we do not know of any other matters to be presented for a vote of the stockholders at the Annual Meeting.

All shares that are properly voted by a stockholder, whether over the Internet or by telephone or mail, and not properly revoked, will be voted at the Annual Meeting in accordance with the stockholder’s voting instructions or, if a stockholder does not provide voting instructions, then in accordance with the recommendations of the Board of Directors.

What if I Hold My Shares Through a Broker, Bank or Other Nominee Holder?

If your shares are held in a brokerage account or by a bank or other nominee holder, you are deemed to hold your shares in “street name”. In that event, you are considered to be the “beneficial owner” of those shares and the broker, bank or other nominee holder is the record owner of your shares. Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the customer. At this year’s Annual Meeting, the non-routine proposals consist of the election of directors (Proposal 1); the advisory vote on the approval of the compensation of our named executive officers in fiscal 2018 (Proposal 3); and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal 4). On the other hand, a broker may vote a customer’s shares on certain “routine” proposals if the broker has transmitted proxy-soliciting materials to the beneficial owner but has not received voting instructions from that owner on such proposals. At this year’s Annual Meeting, there will be only one routine proposal, which is the ratification of the appointment of our independent registered public accountants for fiscal 2019 (Proposal 2).

What are Broker Non-Votes and How Will They Affect the Outcome of the Voting at the Annual Meeting?

If a broker does not receive voting instructions from its customer, the broker may exercise discretion to vote the shares on any routine proposal, such as the ratification of the appointment of a company’s independent registered public accountants. If, in that event, the broker does vote the customer’s shares, then the customer’s shares will be deemed to be present and will count toward a quorum at the Annual Meeting. On the other hand, without voting instructions from his customer, a broker may not vote the customer’s shares on any non-routine proposal submitted to a vote of the stockholders and, in that event, the customer’s shares will be deemed to constitute “broker non-votes” with respect to that proposal.

Broker non-votes will count in determining whether the quorum required for the transaction of business is present, in person or by proxy, at the Annual Meeting. However, broker non-votes will not be counted as having been voted, and, therefore, will not affect the outcome of the voting, on the election of directors (Proposal 1), the approval, on a non-binding advisory basis, of the compensation of our named executive officers in fiscal 2018 (Proposal 3), or the recommendation, by advisory vote, on the frequency of future advisory votes on the compensation of our named executive officers (Proposal 4). By contrast, because the proposal to ratify the appointment of the independent registered public accounting firm (Proposal 2) is a routine proposal, all shares voted by brokers on that Proposal will be counted and, as a result, there will be no broker non-votes with respect to that Proposal.

What will be the Effect of Abstentions at the Annual Meeting?

Shares voted “Abstain” on any Proposal will be treated as an abstention with respect to that Proposal. We will treat abstentions as follows:

●

Abstention shares will be treated as not voting for purposes of determining the outcome of the voting on any Proposal for which the minimum vote required for approval of the Proposal is a majority (or some other percentage) of the votes actually cast and, therefore, such abstentions will have no effect on the outcome of the voting on the Proposal.

●

Abstention shares will have the same effect as votes against a Proposal if the minimum vote required for approval of the Proposal is a majority (or some other percentage) of all of the shares that are outstanding and entitled to vote on the Proposal.

Abstentions will have no effect on the outcome of the voting on any of the four Proposals that will be presented for a vote of the stockholders at this year’s Annual Meeting, because approval of each of those Proposals requires the affirmative vote of a majority of the shares that are present in person or by proxy and are voted on those proposals (rather than a majority of the outstanding shares).

How Can I Revoke Earlier Voting Instructions?

If you are the record owner of your shares and, after you have voted on the Internet or by phone or returned your completed proxy or voting instruction card, you decide to change your vote, you may do so by taking any one of the following actions:

●

Sending a written notice that you are revoking your prior vote addressed to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280 Newport Beach, California 92658. To be effective, the notice of revocation must be received by the Company by no later than 7:30 A.M. Pacific Time on December 4, 2018.

●

Giving us another proxy (by mail, over the Internet or by telephone) at a later date than the earlier proxy you have chosen to revoke. To be effective, that later proxy must be received by the Company before the Annual Meeting commences. If you return a later proxy by mail, but you fail to date or to sign that later proxy, however, that later proxy will not be treated as a revocation of your earlier proxy and your shares will be voted in accordance with the instructions on your earlier proxy or in accordance with the recommendations of the Board of Directors (in the event you failed to specify voting instructions on that earlier proxy).

●	Attending and voting in person at the Annual Meeting in a manner different than the instructions contained in your earlier proxy or that had been transmitted by you over the Internet or by telephone.

However, if your shares are held by a broker, bank or other nominee holder, and you want to change the voting instructions you have previously given to the broker, bank or other nominee holder, you will need to contact your broker, bank or nominee holder to determine the actions you will need to take to change your previous vote.

Who Will Bear the Cost of this Proxy Solicitation?

The cost of soliciting proxies from stockholders will be paid by us. In addition, following the mailing of the Availability Notice, our directors, officers and regular employees may solicit proxies by mail, telephone, e-mail or in person, but will not receive any compensation from us for doing so. Brokerage firms, banks, trustees and other nominees holding shares of our common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith. In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information, as of October 16, 2018, regarding our shares of common stock owned by (i) persons known by us to own beneficially more than 5% of our outstanding shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the Company’s named executive officers, and (iv) all of the Company’s directors and executive officers as a group.

	Shares Beneficially Owned(1)(2)
	Number		Percent of Class

Renaissance Technologies, LLC
Renaissance Technologies Holding Corporation	744,719	(3)	8.3%
800 Third Avenue
New York NY 10022

David G. Hall	510,621	(4)	5.7%
P.O. Box 6220 Newport Beach, CA 92658

Van D. Simmons	178,467	(5)	2.1%
Robert G. Deuster	180,099		2.0%
Joseph J. Wallace	91,731		1.0%
A. Clinton Allen	70,634	(6)	*
A. J. Bert Moyer	59,243		*
Bruce A. Stevens	37,506		*
Deborah A. Farrington	28,608		*
Joseph J. Orlando	13,932		*
Joseph R. Martin	10,479		*
All Directors and Executive Officers, as a group (10 persons)	1,181,320		13.2%

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Under those rules and for purposes of the table above (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; and (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons.

(2)

Unless otherwise indicated in the footnotes below, the persons named in the above table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(3)

According to a report jointly filed by Renaissance Technologies, LLC (“RTC”) and Renaissance Technologies Holding Corporation, majority owner of RTC (“RTC Holdings”), with the SEC, RTC and RTC Holdings have sole voting and dispositive power with respect to 710,419 of the shares, and shared dispositive power with respect to 34,300 of these shares. The report also states that certain funds and accounts managed by RTC have the right to receive dividends on and proceeds from the sale of the shares.

(4)

Includes 60,622 shares held in grantor trusts established for Mr. Hall’s children (the “Trust Shares”). Mr. Hall may, under limited circumstances, exercise dispositive power (but he does not have voting power) over the Trust Shares and, for that reason, may be deemed to share dispositive power over those shares with the trustees of those trusts.

(5)

Includes 9,020 of the shares held by the grantor trusts established by Mr. Hall for his children that are referred to in footnote (5) above, because Mr. Simmons is a trustee for certain of those trusts. As trustee, he exercises sole voting power and shares dispositive power with Mr. Hall, with respect to those 9,020 shares and, therefore, those shares are included in both of their respective share ownership totals. Mr. Simmons does not have any financial or pecuniary interest in any of the shares held in these trusts.

(6)	Includes 6,154 shares which are owned by Mr. Allen’s spouse, as to which Mr. Allen disclaims beneficial ownership.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors are elected to serve for a term of one year or until their successors are elected and duly qualified. Currently, there are nine directors whose term of office ends on December 4, 2018. However, three of those directors, A. Clinton Allen, Robert G. Deuster and Van Simmons, have decided to retire from and not to stand for reelection to the Board and the Board of Directors decided not to nominate David G. Hall for reelection to the Board. As a result, the authorized number of directors at the time of the Annual Meeting will be five.

The Board of Directors has nominated, for election at the Annual Meeting, the five nominees named below to serve as the Company’s directors for a term of one year ending on the date of the 2019 Annual Stockholders Meeting and until their successors are elected and qualified. All of those five nominees are presently directors of the Company and were elected to the Board of Directors by the Company’s stockholders at last year’s annual meeting of stockholders. All of the nominees have consented to serve, if elected.

Unless authority to vote has been withheld, proxies and voting instructions received by us from our stockholders will be voted by named proxyholders at the Annual Meeting for the election of all five of those nominees.

The Board of Directors has no reason to believe that any of the nominees for election to the Board at the upcoming Annual Meeting will become unavailable to serve. However, if any nominee becomes unavailable to serve on the Board for any reason before the Annual Meeting, the proxies received by us will be voted for the election of such substitute nominee as shall be designated by the Board of Directors or, in the alternative, the Board may reduce the authorized number of directors, rather than leaving a vacancy on the Board.

Director Nominees

The names and certain information, as of October 16, 2018, concerning the nominees for election as directors are set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW

Nominees	Age	Director Since	Principal Occupation

Deborah A. Farrington	68	2003	General Partner of StarVest Partners, L.P.
Joseph R. Martin	71	2013	Private Investor
A. J. “Bert” Moyer	74	2003	Business Consultant and Private Investor
Joseph J. Orlando	48	2017	Chief Executive Officer of the Company
Bruce A. Stevens	76	2006	Business Consultant and Private Investor

Deborah A. Farrington is a founder and President of StarVest Management, Inc. and is, and since 1999 has been, a general partner of StarVest Partners, L.P., a venture capital fund that invests primarily in emerging software and business services companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm. Also during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company that grew from $17 million to $300 million in annual revenues while she served on its board. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. and the Chase Manhattan Bank. Ms. Farrington was Lead Director and Chairman of the Compensation Committee of NetSuite, Inc., a New York Stock Exchange-listed company, until its sale to Oracle Corporation in November 2016 for $9.4 billion. Ms. Farrington is a member of the board of directors of NCR, Inc. (NYSE: “NCR”) and a member of its Audit Committee. She also serves on the boards of directors of ConveyIQ, Inc., Crowd Twist, Inc., Host Analytics, Inc., Snag Holdings, Inc., and Xignite, Inc., all of which are private companies. Ms. Farrington holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, a director education and credentialing organization. She is a graduate of Smith College, where she is a member of its Board of Trustees and Chair of its Investment Committee, and earned an MBA from the Harvard Business School. We believe that Ms. Farrington brings valuable experience and insight to our Board of Directors, having helped to finance and serve as a director of numerous emerging growth companies. She also is knowledgeable with respect to and plays a key role in the formulation and evaluation of the Company’s executive compensation programs and has served as Chairperson of our Compensation Committee since joining our Board of Directors.

Joseph R Martin is, and since 2006 has been, Chairman of the Board of Directors of Brooks Automation, the leading worldwide provider of innovative and comprehensive sample lifecycle management solutions for the life sciences industry, and a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets, listed on the NASDAQ Stock Exchange. Mr. Martin also serves on the board of directors of Allegro Microsystems, a leader in developing, manufacturing, and developing high performance semiconductors, and Bionik Labs, a global healthcare company on a mission to supply quality-of-life solutions to those with movement impairments. Until his retirement in 2006, Mr. Martin was Co-Chairman of Fairchild Semiconductor, a NYSE company and also served as the Vice Chairman of its Board of Directors. In addition to Fairchild Semiconductor, he also served on the board of directors of Soitec until 2017, a French EURONEXT company that designs and manufactures innovative semiconductor materials, and ChipPac, Inc., a NASDAQ listed company, until 2001. In 2000, CFO Magazine awarded Mr. Martin the CFO of the Year award for turnaround operations. Mr. Martin is on the Board of Trustees at Embry-Riddle Aeronautical University, where he earned a BS degree and was awarded a PhD.H, and he also earned an MBA from the University of Maine. Mr. Martin holds an Executive Masters Professional Certification from the American College of Corporate Directors, a director education and credentialing organization. We believe that, as a result of his significant corporate director experience and his extensive international business experience, Mr. Martin adds valuable strategic and managerial experience on the Board.

A. J. “Bert” Moyer has been a business consultant and private investor since April 2002. From March 1998 until February 2000, he served as Executive Vice President and Chief Financial Officer of QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies. Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations for the Americas Region. He served as President of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000. Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a publicly traded specialty pharmaceutical company based in Irvine, California and prior to that he served as Chief Financial Officer of Western Digital, a publicly traded manufacturer of hard drives. Mr. Moyer currently serves on the boards of directors of the following public companies: CalAmp Corp. of which he also is the Chairman of the Board and MaxLinear, Inc., of which he also is the chairman of the audit committee. Mr. Moyer previously served on the boards of directors of four additional public companies, Virco Manufacturing Corporation, until October 2014, Occam Networks, Inc., until February 2011, LaserCard Corporation, until January 2011 and RedFlex Holdings, Ltd., until April 2014. Mr. Moyer holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas. Mr. Moyer brings a combination of managerial and financial experience and know-how to the Board, having served in both operational and financial management positions with a number of publicly traded companies. More particularly, due to his experience as a chief financial officer of publicly traded companies, he is familiar with the accounting and financial reporting requirements applicable to and the financial issues faced by public companies, making him an effective member of the Company's Audit Committee, of which he is the Chairman.

Joseph J. Orlando was appointed as the Company's Chief Executive Officer effective October 9, 2017 upon Robert Deuster's retirement from that position. Mr. Orlando joined the Company in 1999 and in 2002 was promoted to the position of President of Professional Sports Authenticators, the Company's sports trading card authentication and grading division. In 2003, he was also appointed as President of PSA/DNA, the Company's autograph and memorabilia authentication division. Mr. Orlando has an extensive knowledge of the collectibles markets, which will be valuable to the understanding by the outside Board members, of, and in evaluating and approving the Company’s strategic initiatives in, those markets. In addition, because Mr. Orlando is the Company’s Chief Executive Officer, the Board of Directors believes that his participation as a member of the Board will facilitate communication between the outside Board members and management. Mr. Orlando has earned both a Bachelor’s Degree and a Law Degree.

Bruce A. Stevens is a business consultant and private investor. From 2011 until December 2017, he was the CEO of Berkshire Blanket & Home Co., which is a category leader of blankets and throws in the United States. From 2008 until September 2016, Mr. Stevens also was an Industry Partner with CSW Private Equity Investments, LLC, a private equity firm that focuses its investments on lower middle market companies that are engaged in businesses with which the partners of the firm have had operating experience. From 1985 until his retirement in January 2008, Mr. Stevens was the President and Chief Executive Officer of Steinway & Sons, a wholly owned subsidiary of Steinway Musical Instruments, Inc., which is the maker of fine pianos with manufacturing operations in the United States and Germany and operational facilities in China, Japan and the UK. He also served as a member of the board of directors of Steinway Musical Instruments, Inc. from 1996 until his retirement in January 2008. Before joining Steinway & Sons, Mr. Stevens was employed by Polaroid Corporation for nearly 18 years where he held various management positions in both its domestic and international divisions. Mr. Stevens served on the Board of Trustees at the Manhattan School of Music in New York City until July 2011. He also has served on the boards of directors of numerous industry and music education organizations, such as the Piano Manufacturers Association International, American Music Conference, Winchester Community Music School and Winchester Foundation for Educational Excellence. Mr. Stevens earned a Bachelor’s Degree in Economics from the University of Pennsylvania, and holds an Executive Masters Professional Directors’ Certification, the highest award, from the American College of Corporate Directors, which he earned by completing a minimum of 150 hours of public company director education. Having been the President and CEO of an international consumer products company, Mr. Stevens brings to the Board considerable knowledge and experience in identifying and evaluating economic and market opportunities that are available to, and the challenges faced by, the Company. This expertise has been of particular benefit to the Board when reviewing and evaluating marketing and strategic initiatives proposed by management.

Family Relationships

There are no family relationships among any of the Company’s officers or directors.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with Delaware law and the Bylaws of the Company, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and committee meetings.

Number of Directors

At the date of the Annual Meeting the authorized number of directors will be five. Our Bylaws provide that the Board is authorized to increase or decrease the authorized number of directors from time to time as it deems to be appropriate.

Attendance at Meetings

Our Board members are encouraged to prepare for and attend all meetings of the Board and the Board committees of which they are members. During the fiscal year ended June 30, 2018, the Board of Directors held a total of six meetings and all of the directors attended at least 75% of the total number of those meetings and the meetings of the Board committees on which they served during that year. It is the Company’s policy to encourage directors and nominees for election to the Board of Directors to attend annual meetings of stockholders. All nine of the then incumbent directors attended the Company’s 2017 Annual Meeting of Stockholders, including all five of the directors who have been nominated to stand for election at the 2018 Annual Meeting.

Term of Office of Directors/Annual Election of Directors

The Bylaws of the Company provide that directors are elected annually to serve for a term of one year ending at the commencement of the Company’s next annual stockholders meeting and until their successors are duly elected. If a vacancy occurs in any Board position between annual meetings, the Board may in its discretion fill the vacancy by electing a new director to that position for a term ending at the next annual stockholders meeting or the Board may, in the alternative, reduce the authorized number of directors by one. The Board also may, at any time, increase the authorized number of directors in order to elect a new director for a term that will end at the next annual stockholders meeting.

Majority Vote Requirement for Election to the Board

Our Board of Directors has adopted a majority-voting standard for uncontested director elections. This means that, in an uncontested election, a nominee for director must receive a “majority of the votes cast” for his or her election to the Board. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. A “majority of the votes cast” means that the number of votes “FOR” a nominee for director must exceed 50% of the total number of votes cast in his or her election. Shares voted as “withhold authority” to vote on the election of a nominee will, for this purpose, count as votes cast. However, broker non-votes will not be counted as votes cast. In a contested election, on the other hand, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. A “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

The election of directors at this year’s Annual Meeting will be uncontested. As a result, pursuant to our majority voting standard, any director nominee who fails to receive a majority of the votes cast in his or her election as a director is required to deliver an offer of resignation to the Board, which will have the right, in its discretion, to accept or reject that offer of resignation. If the Board accepts the resignation, it may either appoint another person to fill the vacancy created by the resignation or correspondingly reduce the authorized number of directors. If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders’ meeting, and in that event, the Board will be required to publicly disclose the reasons why it decided to reject the resignation of the director.

Director Independence and Diversity

Director Independence

The Company’s corporate governance guidelines require that the Board be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must affirmatively determine that he does not have any direct or indirect material relationship with the Company that, in the opinion of the Board, would interfere with the exercise of that director’s independent judgment in carrying out his responsibilities as a director.

The Board has determined that Ms. Farrington, and Messrs. Martin, Moyer and Stevens are independent and as a result the Board will be comprised of four independent directors and one director, Joseph J. Orlando, who is a management director.

In addition, all of the members of the Audit, Compensation and Nominating and Governance Committees, which comprise the Board’s standing committees, are independent directors. All of the members of the Audit Committee meet the heightened independence standards established by the SEC for audit committee membership and all of the members of the Compensation Committee meet the heightened independence requirements established by NASDAQ for compensation committee membership. See “—Committees of the Board of Directors” below.

Board Diversity

The Board of Directors and its Nominating and Governance Committee believe that differences in experience, knowledge, skills and viewpoints enhance the Board of Directors’ performance. Accordingly, the Nominating Committee considers such diversity in selecting, evaluating and recommending proposed Board nominees. However, neither the Board nor the Nominating and Governance Committee has implemented a formal policy with respect to the consideration of diversity in the selection of directors.

Board Leadership Structure and the Board’s Role in Risk Oversight

Board Leadership Structure. The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management. The Board believes that it should be free to make such choices from time to time in any manner which the Board members believe is in the best interests of the Company and its stockholders. Nevertheless, since 2002, it has been the practice of the Board for the position of Chairman to be held by an independent non-employee director as an aid in the Board’s oversight of management.

The Board’s Role in Risk Oversight

In General

The responsibility for the day-to-day management of risk lies with the Company’s management. It is the Board’s role to oversee the risk management process, including its design, functioning and consistency with the Company’s overall corporate strategy. In fulfilling that oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes that an effective risk management system will (i) adequately identify the material risks to the Company’s business, (ii) monitor the effectiveness of risk mitigating policies and procedures, and (iii) provide input to management with respect to the risk management process.

The Board has tasked its Audit Committee to perform a number of the Board’s risk oversight responsibilities. Among other things, the Audit Committee works with management to highlight significant enterprise-wide risks, to evaluate operational plans that are designed to control and mitigate risks and to monitor and review the functioning of the risk management process at the Company. The Audit Committee also is responsible for the internal audit function, with that function reporting directly to the Audit Committee, and for overseeing the Company’s independent registered public accounting firm and reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

In addition to the Audit Committee, both the Board’s Compensation Committee and Nominating and Governance Committee consider risks within their respective areas of responsibility. The Compensation Committee oversees risks associated with the Company’s compensation plans and programs and the Nominating and Governance Committee oversees risks associated with the Company’s corporate governance policies.

Incentive Compensation Clawback Policy. As a risk management measure, the Nominating and Governance Committee recommended the adoption, and the Board of Directors adopted, an Incentive Compensation Clawback Policy, effective as of July 1, 2011. Among other things, that policy provides that, if any of the Company’s previously published financial statements are restated due to a material noncompliance with any financial reporting requirements under the federal securities laws, the Company will seek to recover the amount by which any incentive compensation paid in the previous three years to any executive officer exceeds the incentive compensation which the Audit Committee determines would have been paid to such executive officer had such compensation been determined on the basis of the restated financial statements.

Related Party Transaction Policy. The Board of Directors has adopted a Related Party Transaction Policy. One of the purposes of that Policy is to provide a formalized process for determining (i) whether the terms of any material transaction involving the Company, on the one hand, and any of its officers or directors, or any of their respective family members or associates, on the other hand, are at least as favorable to the Company as the terms of similar transactions negotiated at arms-length with persons or enterprises that have no affiliations with the Company, and (ii) whether or not any such transaction should be approved based on the particular circumstances involved.

Communications with the Board

Stockholders interested in communicating with the non-management directors as a group may do so by writing to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, attention: Board of Directors. The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

Corporate Governance Policies

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to the Company’s stockholders. Over the past ten years, our Board of Directors has adopted the governance policies described below, including a number of policies and practices under which our Board had operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements of the NASDAQ Listing Rules, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Dodd Frank Wall Street Reform and Consumer Protection Act, adopted in July 2010 (“Dodd-Frank”).

In addition, each year the Nominating and Governance Committee reviews and, if it deems appropriate, recommends to the Board whether to make changes to those governance policies or principles. Some of the principal subjects covered by those policies include:

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Director qualifications, including measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

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Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

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Director access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

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Maintaining adequate funding to retain independent advisors for the Board, as the Board deems to be necessary or appropriate, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

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Director orientation and continuing education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

●	Annual performance evaluations of the Board, including annual self-assessments of the performance of the Board and each of its standing committees.

●	Regularly scheduled executive sessions, without management, are held by the Board. In addition, the Audit Committee meets separately with the Company’s outside auditors.

Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct (the “Code of Conduct”) for our officers, employees and directors, as well as specific ethical conduct policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Conduct is available at the Investor Relations Section of our website at www.collectorsuniverse.com. We intend to disclose, at this location on our website, any amendments to our Code of Conduct and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer. A paper copy of the Code of Conduct will be sent, without charge, to any stockholder upon request made to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Stock Ownership Guidelines

In 2012, at the recommendation of the Nominating and Governance Committee, the Board of Directors adopted stock ownership guidelines for all non-management directors and the Company’s named executive officers or NEOs. Those guidelines established a share ownership target for each non-management director of a number of shares of Company common stock having an aggregate market value of not less than three times the director’s annual cash retainer and provides newly elected directors a period of five years to meet that target. Currently, that retainer is $45,000 and, as a result, pursuant to the stock ownership guidelines, each non-management director is expected to own at least $135,000 of Company shares, or any new director to increase his or her ownership to that amount within a period of five years. Under the stock ownership guidelines that are applicable to our NEOs, the CEO is expected to own a number of shares with an aggregate market value at least equal to three times his base annual salary and other NEOs a number of shares with an aggregate market value at least equal to two times their respective base annual salaries, or any new NEO to increase his or her ownership to his or her applicable target within a period of five years.

The Director Nominating Process

In identifying new candidates for membership on the Board, the Nominating and Governance Committee will seek recommendations from existing Board members and executive officers. In addition, the Committee will consider any candidates that may be recommended by any of the Company’s stockholders who submit recommendations to the Board in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified Board candidates.

In assessing and selecting new candidates for Board membership, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries of and interviews with the candidates that the Committee members believe are best qualified to serve as directors. The factors that the Committee considers in making its selection of a Board nominee include: whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company to all of the stockholders, rather than just to a particular constituency of stockholders; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendations of Board Candidates. Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the upcoming annual stockholders meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and any other person or persons (naming such other person or persons), on the other hand; (iv) such other information regarding each recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC for a meeting at which directors are to be elected; and (v) the written consent of the stockholder’s recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. The Nominating and Corporate Governance Committee does not evaluate any candidate for nomination as a director any differently because the candidate was recommended by a stockholder. No such recommendations were received from any stockholders for this year’s Annual Meeting.

Stockholder Nominations. Our Bylaws provide that any stockholder also may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board of Directors, provided that the stockholder has given written notice to the Company (addressed to the Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the annual meeting has been changed by more than 30 calendar days from the date of the prior year’s annual meeting, the proposal must be received by the Company no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or a public announcement of the date of the meeting was made, whichever comes first. Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding such candidate or candidates to be nominated for election to the Board and the nominating stockholder. Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements shall be ineffective and disregarded. No such notice was received from any stockholder with respect to this year’s Annual Meeting, and therefore, the Board’s nominees will be the sole candidates standing for election as directors at the Annual Meeting. Accordingly, the election of directors will be uncontested.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the members of those Committees qualifies as an independent director within the meaning of the NASDAQ Listing Rules; each of the members of the Audit Committee satisfy the enhanced independence requirements for audit committee membership contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and each of the members of the Compensation Committee satisfy the heightened independence requirements for compensation committee membership adopted by NASDAQ.

Committee members are appointed each year by the Board of Directors immediately following the election of directors at the annual stockholders meeting. Each Committee member serves for a term ending on the earlier of the date of the next annual stockholders meeting or the date a successor is appointed by the Board. Information regarding the members of each of those Committees, their responsibilities and the number of meetings held by those Committees during fiscal 2018 is set forth below.

Audit Committee

The members of the Audit Committee are A. J. Bert Moyer, its Chairman, and Deborah A. Farrington, Joseph R. Martin and Bruce A. Stevens. Our Board of Directors has determined that all four of the members of the Committee meet the heightened independence standards adopted by the SEC and NASDAQ that apply to audit committee membership and also qualify as “audit committee financial experts” (as defined in the SEC’s rules). The Board of Directors has adopted a written charter for the Audit Committee that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company and appointment and oversight of the independent registered public accountants engaged to audit the Company’s financial statements. In accordance with its charter and to ensure independence, the Audit Committee meets separately with our outside auditors, our internal auditor and members of management, respectively. The Audit Committee held eight meetings during fiscal 2018.

Compensation Committee

During the year ended June 30, 2018, the members of the Compensation Committee were Deborah A. Farrington, its Chairperson, and Joseph R. Martin, A. J. Bert Moyer and Bruce Stevens. The Board of Directors has adopted a written charter setting forth the role and responsibilities of the Compensation Committee, which include reviewing and approving the salaries and establishing incentive compensation and other benefit plans for our named executive officers. That charter includes the heightened compensation committee membership independence standards adopted by NASDAQ and all of the members of the Committee have been determined to meet those heightened independence standards. The Compensation Committee held five meetings during fiscal 2018.

Nominating and Governance Committee

During the year ended June 30, 2018, the members of the Nominating and Governance Committee were Joseph R. Martin, its Chairman, A. Clint Allen and A. J. Bert Moyer. Our Board of Directors has adopted a written charter that specifies the Committee’s responsibilities, which include: identifying and recommending nominees for election to the Board; making recommendations to the Board regarding the directors to be appointed to each of the Board’s standing committees; reviewing the adequacy of and approving the compensation that is to be paid to non-management directors for their service on the Board and Board committees; developing and recommending corporate governance guidelines for adoption by the Board of Directors; and overseeing annual self-assessments by the Company’s directors of the performance of the Board and each of its standing committees. The Nominating and Governance Committee held a total of five meetings during fiscal 2018.

Committee Charters

Interested stockholders are able to review and print copies of Board Committee charters posted at the Investor Relations Section of our website at www.collectorsuniverse.com. In addition, paper copies of those Charters will be made available, without charge, to any stockholder upon written request to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Other Governance Matters

In addition to the governance policies discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of Sarbanes-Oxley each quarter since the certification rules were adopted. You can access our SEC filings, other corporate governance materials and news releases, by visiting the Investor Relations section of our website at www.collectorsuniverse.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information made available to us, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers were satisfied and timely made with respect to their transactions involving shares of our common stock or options or other rights to acquire shares of our common stock effectuated during fiscal 2018.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

During fiscal 2018, our named executive officers (or NEOs) were: Joseph J. Orlando, our Chief Executive Officer, who was appointed to that position effective upon the retirement of Robert G. Deuster on October 9, 2017, who was our Chief Executive Officer from July 1, 2017 to that date; David G. Hall, President and Chief Operating Officer; and Joseph J. Wallace, Chief Financial Officer.

The Compensation Committee of our Board of Directors, or the Committee, establishes our executive compensation policies and objectives and determines both the types and the amounts of compensation that we pay to our named executive officers. In this section we discuss those policies and objectives and discuss and analyze the compensation of our named executive officers in fiscal 2018, including in relation to those policies and objectives and to the Company’s financial performance in fiscal 2018.

This section is divided into the following four subsections:

●	Executive Summary

●	Compensation Philosophy and Objectives

●	Elements of 2018 Executive Compensation

●	Other Compensation Considerations

Executive Summary

Fiscal 2018 in Review

Fiscal 2018 was a year of challenges and a year of transition for us. In order to make the cash dividends we pay to our stockholders sustainable for the longer term and assure that we have sufficient cash to support the future growth of our businesses, we concluded that it was necessary to reduce the dividend by 50%, to $0.70 per share per year from $1.40 per share per year, which was, we believe, the principal factor that led to a substantial decline in the trading prices of our common stock in the second half of fiscal 2018. We also experienced a decrease in operating income to $9.0 million in fiscal 2018 from $13.2 million in fiscal 2017. That decrease was primarily due to a softening in the US coin market, which led to a 17% decline in revenues generated by our U.S. coin business, as compared to fiscal 2017, which adversely affected our gross margin, because we generate higher margins from the authentication and grading of rare coins than we do from our other services businesses. In addition, Robert G. Deuster, our CEO since October 2012, decided to retire and, as a result, we implemented our management succession plan with the appointment, in October 2017, of our new CEO, Joseph J. Orlando, who had been president of our PSA sports card and memorabilia authentication and grading division.

Despite these challenges, in fiscal 2018:

●	We continued to maintain a leading market share position in our key U.S. markets.

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The total revenue we generated in fiscal 2018 was the second highest in the Company’s 32 year history, down overall by only 2% from fiscal 2017 when we generated record revenues, largely due to increases in the revenues of our Professional Sports Authenticators (or PSA) division and in our foreign markets.

●	We generated record PSA revenues, which grew by 18% to $21 million in fiscal 2018.

●	We commenced a cost reduction program in the third quarter of fiscal 2018, the objective of which is to reduce our operating expenses by $2 million annually, beginning in fiscal 2019.

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Although our 3 year TSR suffered due primarily to the reduction in the dividend and, to a lesser extent, the softening in the US coin market, our annualized 5-year, 7-year and 10-year TSRs continued to exceed the TSRs of the 13 companies (identified below) that comprise our comparison group for those same periods.

●	Notwithstanding the reduction in the cash dividend, we expect to continue paying cash dividends of $0.70 per share per year for the foreseeable future.

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We successfully implemented our executive officer succession plan with the appointment, in October 2017, of Joseph J. Orlando, the president of our PSA authentication and grading division, as our new CEO, upon the retirement of Robert Deuster as CEO.

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We maintained a strong financial position at June 30, 2018, with $10.6 million in cash, $10 million of available credit under a revolving bank credit line and $3 million of outstanding term loan borrowings, which we used to fund the move and improvements to our new headquarters and expanded operations facility.

The following table compares our annualized three, five, seven and 10 year total shareholder returns (or “TSRs”), with those of (i) the companies in the Russell 2000 Index, and (ii) a group of 13 publicly traded companies that are similar to us, based upon their annual revenues and market capitalizations (the “Comparison Group”). For more information regarding the companies comprising the Comparison Group and the financial criteria used to select those companies, see “—–Compensation Philosophy and Objectives - Comparison of Company CEO Compensation to Comparison Group CEO Compensation” below.

*

Total Shareholder Return, or TSR, measures the change in stock price, plus the reinvestment of dividends, over a specified time period or time periods. For purposes of this table, TSR has been annualized to show the annual growth rate of the Company’s stock price over the periods presented, in each case ended on June 30, 2018.

As the above table indicates, our annualized 5-year, 7-year and 10-year TSRs exceeded the annualized TSRs of the Comparison Group for those same periods as well as the Russell 2000 Index over a ten year period. However, the prices of our shares in fiscal 2018, and therefore our 3-year TSR, were negatively affected by the reduction in our cash dividend to $0.175 per share per quarter from $0.35 per share per quarter and a softening in the coin market in the United States and the resulting impact on our revenues and operating income in fiscal 2018. We believe it is relevant to point out, however, that, despite the softening market conditions, our fiscal 2018 revenues were the second highest in our 32 year history and were only 2% lower than in fiscal 2017, when we achieved all-time record revenues.

We Pay for Performance to Align the Interests of our NEOs and our Stockholders

Our executive compensation programs are designed to pay for performance and, thereby, to align the financial interests of our NEOs with those of our stockholders. As indicated below, the compensation paid to our CEO and CFO in fiscal 2018 were directly affected by the Company’s financial performance in fiscal 2018:

Elements of 2018 Compensation	Performance Criteria	2018 Pay for Performance Results

Base Annual Salary	Established annually based on scope of responsibilities, past performance and competitive pay data.

The Committee sought to focus the CEO and CFO on achieving the corporate financial performance goals established under the 2018 Cash Incentive Plan and the 2018 Long-Term Equity Incentive Program (the “2018 LTIP”). As a result, in fiscal 2018 the base annual salaries of our CEO and CFO were unchanged from the base annual salaries of our CEO and CFO in fiscal 2017.

Annual Cash Incentive Plan Awards, the purpose of which is to provide an annual cash incentive and a reward to our CEO and CFO primarily for the Company’s achievement of financial goals and, to a much lesser extent, the achievement by them of individualized performance goals (or MBOs), in each case determined at the time of grant by the Committee.

In fiscal 2018, approximately 85% of the maximum cash award was dependent on the Company’s achievement of financial performance goals, and the remainder, approximately 15%, on the achievement by the CEO and CFO of their respective MBOs.

Vesting of the financial performance awards under the 2018 Cash Incentive Plan required the achievement of targeted net cash flow goals (defined as net cash generated by continuing operations, less capital expenditures and capitalized software costs).

Because the Company failed to achieve the net cash flow goals, the CEO and CFO earned only 15% and 13.8%, respectively, of their potential maximum cash awards under the 2018 Cash Incentive Plan, all attributable to the achievement of their respective MBOs. See “—–Elements of 2018 Executive Compensation — Fiscal 2018 Cash Incentive Plan” below.

By comparison, in fiscal 2017, when the Company exceeded the target financial performance goal under the 2017 Cash Incentive Plan, consistent with the Committee’s “pay-for-performance” philosophy, the CEO and CFO earned 85% and 88%, respectively, of their potential maximum cash awards under that Plan.

2018 Long Term Equity Incentive Plan (or LTIP), providing for grants of performance - contingent restricted stock units (or PSUs) and service-based restricted stock units (or RSUs)

In December 2017, the Compensation Committee adopted a new long-term equity incentive program (the “2018 LTIP”), which provided for:

● grants of PSUs with vesting conditioned on the Company’s achievement of increases in the Company’s compound rate of revenue growth and its operating margin (revenue as a percentage of operating income, before equity-based compensation expense) for the three years ending June 30, 2020 (the “Performance Period”);

● annual grants of service based RSUs, vesting in three equal annual installments on June 30, 2018, 2019 and 2020, respectively, provided the NEO remains in the Company’s service through those dates.

● a one-time grant of service based RSUs, to vest in two equal annual installments on June 30, 2018 and 2019, respectively, provided the NEO remains in the Company’s service on those respective dates, in order to incentivize our NEOs to remain in our employ pending the final year of the three year Performance Period.

See “—–Elements of 2018 Executive Compensation — Equity Based Incentive Compensation Programs”

When the PSU awards were granted, there was a 50% probability that the financial performance goals, on which vesting of those awards was dependent, would be achieved.

However, due primarily to the decrease in operating income during the year ended June 30, 2018, it is no longer expected that the financial performance goals will be achieved or that the PSU awards will be earned.

Comparison of the Company’s CEO Realized Compensation to the Company’s Indexed TSR

The following table shows the relationship of our CEO’s realized total direct compensation for each of the fiscal years presented below, compared to our annual cumulative stockholder returns indexed for the five fiscal years ended June 30, 2018. As illustrated, the compensation of our CEO has generally tracked our TSR over this period, except during fiscal years 2015 to 2016, when our CEO's compensation declined relative to our TSR, and fiscal 2017 when our CEO’s compensation increased relative to our TSR due to the vesting of PSUs as a result of the Company’s achievement in fiscal 2017 of the remaining financial performance goals under the 2013 LTIP.

*

For purposes of this table, “Indexed TSR” is defined as the change in stock price from a base value (100) plus the reinvestment of dividends for each year during the period of the five fiscal years ended June 30, 2018.

**

For each year, the CEO’s Realized Pay is comprised of the following: his annual base salary, any annual cash incentive award earned by him, and the respective grant date fair values of any service based RSUs or performance contingent PSUs that became vested in such year.

We believe that the compensation actually earned by and paid to the CEO in each of those fiscal years, as set forth in the above table, provides meaningful and useful data for evaluating our executive compensation policies and practices. That data, we believe, demonstrates that we are strongly committed to and over at least the past five years been succeeded in implementing our Pay-for-Performance philosophy.

In fiscal 2014 the Company achieved the first two of five financial performance goals under the Company’s 2013 LTIP. As a result, (i) 12.5% of the PSUs granted to our CEO under that Program became fully vested and, therefore, the aggregate grant date fair value of the shares of our common stock underlying those PSUs (“LTIP Shares”) is included in the CEO's compensation for fiscal 2014 in the table above; and (ii) another 12.5% of those PSUs became vested a year later, on June 30, 2015, because the CEO had continued in the service of the Company through that date and, accordingly, the aggregate grant date fair value of the LTIP Shares that then became vested is included in the CEO's compensation for fiscal 2015 in the table above. None of the remaining unvested PSUs granted under the 2013 LTIP were earned or became vested in fiscal 2016, which is the principal reason for the declines in Mr. Deuster’s compensation in fiscal 2016 and 2015, in each case as compared to fiscal 2014. However, in fiscal 2017, the remaining financial performance goals under the 2018 LTIP were achieved. As a result 75,000 LTIP Shares became immediately vested, as of June 30, 2017 and the grant date fair value of those Shares, totaling $941,345, is included in Mr. Deuster’s Realized Pay for 2017 in the above table, which accounts for the significant increase in his Realized Pay as compared to fiscal 2016.

Effective October 9, 2017, Robert Deuster retired as CEO and was succeeded in that position by Joseph J. Orlando, who had previously been the President of Professional Sports Authenticators (or PSA), the Company’s trading card and memorabilia authentication and grading division. For comparability with the manner in which CEO compensation for prior fiscal years had been calculated in the above table, Mr. Orlando’s Realized Pay as CEO in fiscal 2018 was calculated in the same manner as the Realized Pay of the CEO in the prior fiscal years, except that (i) the cash compensation paid to him as CEO in fiscal 2018, comprised of his salary and annual incentive compensation award, has been annualized as if he had been CEO for the entirety of fiscal 2018 and (ii) his compensation as president of PSA for the first three months of fiscal 2018 has been excluded from the calculation. As a result, Mr. Orlando’s Realized Pay as CEO for fiscal 2018, included in the above table, is comprised of $350,000 of salary, a $52,500 cash incentive award, and $159,000 which is the grant date fair value of the service based RSUs granted to him that vested on June 30, 2018.

In the above table, the respective grant date fair values of PSUs have been included in a CEO’s Realized Pay only in those fiscal years in which the performance or other vesting conditions were achieved or satisfied, resulting in the CEO’s actual receipt of shares of common stock underlying the PSUs free of restrictions and the risk of forfeiture. For example, the grant date fair value of the PSUs awarded to Mr. Orlando under the 2018 LTIP was not included in his Realized Pay for fiscal 2018, because satisfaction of the performance conditions upon which vesting was contingent cannot be determined until the end of fiscal 2020 and there was no assurance that those conditions would be satisfied. In fact, it has been determined, as of September 30, 2018, that it was no longer probable that the vesting conditions will be achieved and that, as a result, Mr. Orlando is not likely to ever realize the grant date fair value of those PSUs in his compensation.

To illustrate the consistency of our use of this methodology in calculating Realized Pay, most of the PSUs granted in fiscal 2013 and 2014 to Robert G. Deuster, our then CEO, became fully vested in fiscal 2017. As a result, we included the aggregate grant date fair value of those PSUs, totaling $941,345, in his fiscal 2017 Realized Pay as set forth in the above table and not in his Realized Pay for the fiscal years in which those PSUs were granted.

Also, for purposes of the above table, the grant date fair value of service based RSUs granted to our CEOs have been included in the CEO’s Realized Pay only for the years in which such RSUs became vested due to the continued service of the CEO with the Company.

In this respect, the Realized Pay of the CEO, calculated for purposes of the above table, differs from the CEO’s compensation as presented in the Summary Compensation Table set forth below in this Proxy Statement. That difference results principally from the manner in which compensation attributable to PSUs and service based RSUs is calculated under the rules of the SEC for presentation in the Summary Compensation Table. Under those rules, the grant date fair values of such awards are required to be reported in the Summary Compensation Table as compensation in the respective years in which those awards are granted, even though the performance or service conditions had not yet been, and might never be, satisfied and, for that reason, the potential compensation that might be earned by reason of the grant of those awards might never be realized by the CEO.

For example, the entire grant date fair value, at target, of the PSUs granted to Mr. Orlando in fiscal 2018 is included in his 2018 compensation as set forth in the Summary Compensation Table, even though it is no longer likely that he will realize that grant date fair value in his compensation. Similarly, the entire grant date fair value of the service based RSUs granted to Mr. Orlando in fiscal 2018 also is included in his 2018 compensation as presented in the Summary Compensation Table, even though two-thirds of the RSUs still are unvested and may never become vested.

Additionally, although the majority of the PSUs granted to Mr. Deuster in fiscal 2013 and 2014 did not became vested until fiscal 2017, resulting in his realization in that fiscal year of the aggregate grant date fair value of those PSUs, which totaled $941,345, none of that amount is included in his fiscal 2017 compensation as presented in the Summary Compensation Table. As a result, his compensation for fiscal 2017 is reported in the Summary Compensation Table as having been $572,836, comprised solely of his annual salary and a cash incentive award.

Comparison of At Risk and Guaranteed Compensation

The following charts set forth the respective fiscal 2018 at-risk and guaranteed compensation of our CEO and CFO, in each case expressed as a percentage of their respective potential target compensation for that year.

For purposes of these charts:

Guaranteed compensation is comprised solely of the respective salaries      paid to our CEO and CFO. Mr. Orlando’s base annual salary as CEO was set at $350,000. Although Mr. Orlando’s tenure as CEO commenced in October 2018, for purposes of the above chart, his fiscal 2018 salary has been annualized to reflect the salary he would have earned had he been CEO for the entirety of fiscal 2018. For the same reason, Mr. Orlando’s base salary earned for the portion of fiscal 2018 he was President of PSA was excluded from the above chart.

●	Mr. Orlando’s potential at-risk compensation, as CEO, for fiscal 2018 was comprised of the following:

o

$262,500, which was the target cash incentive award that Mr. Orlando could have earned under our 2018 Cash Incentive Plan as CEO, which is equal to 75% of his annualized base salary as CEO for fiscal 2018; and

o	$574,175, which was comprised of (i) the aggregate grant date fair values of: (A) 6,327 service-based RSUs, scheduled to vest in three equal annual installments, of which the first installment vested on June 30, 2018 and the remaining two installments will vest on June 30, 2019 and 2020, respectively, subject to the continued service of Mr. Orlando with the Company on those dates, and (B) 6,327 service-based RSUs, scheduled to vest in two equal annual installments, of which the first installment vested on June 30, 2018 and the remaining installment will vest on June 30, 2019, subject to the continued service of Mr. Orlando with the Company on that date, and (ii) the aggregate grant date fair value, at target, of 12,654 PSUs, the vesting of which was made contingent on whether and the extent to which revenue growth and operating margin performance goals are achieved by the Company over the three years ending June 30, 2020.

Mr. Orlando’s base salary earned, and the performance-contingent compensation he could have earned, in fiscal 2018 in his capacity as the President of PSA were excluded from the above charts.

●	Mr. Wallace’s potential at-risk compensation for fiscal 2018 was comprised of:

o	$123,750, which was the target cash incentive award that Mr. Wallace could have earned under our 2018 Cash Incentive Plan; and

o

$344,487, which was comprised of (i) the aggregate grant date fair values of: (A) 3,796 service-based RSUs, scheduled to vest in three equal annual installments, of which the first installment vested on June 30, 2018 and the remaining two installments will vest on June 30, 2019 and 2020, respectively, subject to the continued service of Mr. Wallace with the Company on those dates, and (B) 3,796 service-based RSUs, scheduled to vest in two equal annual installments, of which the first installment vested on June 30, 2018 and the remaining installment will vest on June 30, 2019, subject to the continued service of Mr. Wallace with the Company on that date, and (ii) the aggregate grant date fair value, at target, of 7,592 PSUs, the vesting of which was made contingent on whether and the extent to which revenue growth and operating margin performance goals are achieved by the Company over the three years ending June 30, 2020.

By comparison, the performance-contingent components of the total compensation of our CEO and CFO for fiscal 2018, which were 71% and 63%, respectively, exceeded the performance-contingent components of the total compensation of the CEO and CFO for fiscal 2017, which was 60% for our CEO and 48% for our CFO.

For additional information regarding the 2018 Cash Incentive Plan and the performance goals established thereunder, see “—–Elements of 2018 Executive Compensation — Cash Incentive Plan” and “—–Elements of 2018 Executive Compensation — Equity Based Incentive Compensation Programs” below.

The fiscal 2018 compensation program for David G. Hall, the Company’s former President and Chief Operating Officer, differed from the programs adopted for our Chief Executive and Chief Financial Officer. In fiscal 2018, as well as in fiscal years 2017 and 2016, Mr. Hall chose not to participate in the incentive compensation programs adopted for our other NEOs, because Mr. Hall believed that, as one of the Company’s largest stockholders, owning more than 5% of the Company’s outstanding shares, his interests were already closely aligned with those of our stockholders and, therefore, he was already incentivized to focus his efforts on the achievement of improvements in the Company financial results that would lead to increases in stockholder value. As a result, Mr. Hall’s total compensation in fiscal 2018 was $500,000, unchanged from his total compensation in fiscal 2017 and fiscal 2016.

Other Compensation Policies and Practices that Benefit our Stockholders

●	Independent Compensation Committee. Our Compensation Committee consists entirely of independent directors who retain an independent outside compensation consultant to assist them in designing and in evaluating the effectiveness of the Committee’s executive compensation policies and programs.

●	Compensation Risk Assessments. Our Compensation Committee performs an annual review of risks related to our compensation practices.

●	No Hedging Policy. We believe our executive officers and directors should not speculate or hedge their interests in our stock. Therefore, we prohibit them from entering into any derivative transactions in our stock, including any short sale, forward, equity swap, option or collar that is based on the Company’s stock price.

●

No Pledging of Stock. Our insider trading policy prohibits our named executive officers from (i) holding Company securities in margin accounts and (ii) using our stock as collateral for a loan, subject to an exception for hardship situations for which the approval of the Board or the Governance Committee is required. No such exceptions have ever been given to any of our NEOs since this policy against pledging Company stock was adopted.

●	Stock Ownership Guidelines. To further align the financial interests of our NEOs with those of our stockholders, our Board of Directors has adopted stock ownership guidelines which establish the following stock ownership targets for our named executive officers:

○ CEO. Ownership of a number of shares of our common stock that have an aggregate market value of not less than three times his annual base salary; and

○ Other NEOs. Ownership of a number of shares of our common stock that have an aggregate market value of at least two times their respective annual base salaries.

These guidelines provide that anyone who is a newly appointed NEO will have a period of five years to meet these guidelines. These guidelines also call for any NEO who has not yet met his or her applicable stock ownership target to retain at least 50% of his or her vested RSUs and PSUs, net of those surrendered to pay withholding taxes due on vesting, until the NEO meets that stock ownership target. As of October 16, 2018, Mr. Wallace met his stock ownership target, while Mr. Orlando, as a new NEO, had approximately four years remaining to meet his stock ownership target.

●	Incentive Compensation Clawback Policy. Our Board of Directors has adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our NEOs receive incentive compensation as a result of the Company’s achievement of financial results measured on the basis of our financial statements which become the subject of an accounting restatement, the Company will be entitled to recoup from those NEOs the amount by which any incentive compensation exceeds the incentive compensation they would have received had such compensation been determined on the basis of the restated financial statements.

●	No Repricing. Our equity incentive plans explicitly prohibit the repricing of stock options.

●	No Gross Ups; and Double Trigger Change in Control Compensation Provisions. Our change in control and severance compensation agreements do not contain any tax gross-up provisions. Furthermore, the change in control agreements provide that change in control compensation will be paid only if there is a termination of the NEO’s employment without cause or a constructive termination of his employment upon or within 12 months following a change in control of the Company. As a result, no change in control compensation becomes payable solely as a result of a change in control of the Company.

●	No Dividends Paid on Unvested Equity Awards. Our equity incentive agreements do not provide for the payment of dividends on unvested awards. However, the Compensation Committee has the discretion in connection with any equity grant to provide that, if the Company pays dividends on its outstanding shares, dividends will accrue at the same rate on the unvested equity award and will become payable if and when, but only to the extent, such award becomes vested.

●	Policy with respect to Perquisites and Other Benefits. We do not generally provide benefits or perquisites to our NEOs that are not provided to all of our full-time employees.

Compensation Philosophy and Objectives

The Compensation Committee endeavors to ensure that the compensation of our named executive officers and other key management personnel is competitive and consistent with market conditions in order to enable us to attract and retain key executives critical to the Company's long-term success and the achievement of sustained increases in stock value. Therefore, when reviewing and approving both the types and amounts of compensation to be paid to our NEOs, the Committee seeks to:

●	ensure that each NEO’s cash compensation is competitive in relation to the compensation paid by comparable companies and other companies which, although not comparable to us, may seek to recruit our NEOs based on their skills, experience and records of success;

●	design compensation programs that incentivize our NEOs and other key management personnel to remain in the Company’s service for the long term and enable us to attract additional key executives with the requisite experience and record of success required for the future growth of the Company;

●	provide a significant proportion of potential total compensation of our CEO and CFO through cash and equity incentives, the payment of which depends on the achievement of pre-established annual and multi-year Company financial and other performance goals and, thereby, to align the financial interests of our CEO and CFO with the longer-term financial interests of our stockholders;

●	establish short-term incentive compensation programs, as well as longer term programs, that recognize and reward the contributions made by our NEOs to our achievement of ongoing improvements in our financial performance; and

●	establish an appropriate balance between long-term and short-term incentive compensation plans to mitigate compensation-related risk.

Role of Named Executive Officers in Compensation Decisions

The Compensation Committee, which is comprised solely of outside directors who meet NASDAQ’s director independence requirements, approves the amounts, nature and components of the compensation of our named executive officers. The CEO and CFO may provide compensation and related data to the Committee, at its request, to facilitate its compensation decisions. In addition, the Committee considers the CEO's recommendations when making salary and cash and equity incentive compensation decisions with respect to other NEOs and other key management employees. However, the CEO is not permitted to be present during deliberations and voting regarding his own compensation.

Compensation Consultants and Market Comparisons

Due to the relatively unique nature of our business, which consists primarily of the authentication and quality grading of rare coins and other collectibles, there are no public company industry peers against which we are able to directly compare the compensation of our NEOs or our executive compensation programs and policies. Moreover, our financial performance depends to a great extent on collectibles experts and on persons who have extensive experience in and have keen understandings of the collectibles markets, the number of which is relatively limited. For these reasons, and also to limit the administrative costs of our executive compensation programs, the Committee has only occasionally engaged an outside independent compensation consultant to conduct any benchmarking studies or to provide the Committee with customized comparisons of the compensation of our NEOs to the compensation paid by other companies to their NEOs.

Comparison of Company CEO Compensation to Comparison Group CEO Compensation

In September 2017, the Committee’s outside compensation consultant, Pearl Meyer & Partners, LLC. (“Pearl Meyer”), prepared a report for the Committee, based on publicly available information, with respect to the then prevailing salaries and incentive compensation opportunities afforded to the chief executive officers of a total of 14 publicly traded companies that were comparable to the Company in terms of median annual revenues for the 12 months ended June 30, 2017 and median market capitalization as of June 30, 2017 (the “Comparison Group”).

That report has been updated based on the median annual revenues of the Company and 13 of those Comparison Group companies for the 12 months ended June 30, 2018 and the median market capitalizations of the Company and those Comparison Group companies as of June 30, 2018.

Comparison Group Company Names and Trading Symbols*

Cass Information Systems Inc. (“CASS”)	PRGX Global Inc. (“PRGX”)
Cherokee Inc. (“CHKE”)	Reis Inc. (“REIS”)
Daily Journal Corp. (“DJCO”)	Sequential Brands Group Inc. (“SQBG”)
Forward Industries Inc. (“FORD”)	Tech Target Inc. (“TTGT”)
Innodata Inc. (“INOD”)	Value Line Inc. (“VALU”)
Jetpay Corp. (“JYPY”)	Xo Group Inc. (“XOXO”)
Lakeland Industries Inc. (“LAKE”)

__________________

*	Does not include a 14th company which was acquired by another corporation and, for that reason, did not publish financial data for the 12 months ended and at June 30, 2018.

Because there are no other publicly traded collectibles authentication or grading companies, these 13 companies, which are in the luxury goods, apparel and accessories, data processing, outsourced services, and internet software or publishing industries, were selected on the basis of similar revenues, market capitalizations, ratios of market capitalization to revenues, and EBITDA margin criteria.

The following table outlines the financial characteristics of the 13 Comparison Group companies and the Company, respectively, at June 30, 2018, and for the last 12 months of reported information, with respect to the following criteria:

Collectors Universe, Inc.
Criteria	Comparison Group Companies(1)	FY 2018 Actual(1)	Percentile Rankings vs. Comparison Companies

Annual revenues	$27 to $168 million	$68 million	46th
Market capitalization	$8 to $846 million	$133 million(2)	42nd
Market capitalization-to-revenue	Greater than 0.29x	1.94x	51st
EBITDA(2) margin	(23)% to 58%	16%	79th

__________________

(1)	Revenues for the Company and for the Comparison Group companies are for the last 12 months of reported information, and the market capitalizations of the Company and the Comparison Group companies are as of June 30, 2018 per CapitalIQ.

(2)

EBITDA, which means earnings before interest, taxes, depreciation and amortization, was determined for the 12 months ended June 30, 2018 for the Company and for the last 12 months of reported information for the Comparison Group companies per CapitalIQ.

As the following table illustrates, our CEO’s actual fiscal 2018 compensation, comprised of the aggregate salary and actual cash incentive award he received in fiscal 2018, and the respective grant date fair values of the service based RSUs and the performance contingent PSUs (at target) granted under the 2018 LTIP, was 5% above the median compensation paid to CEOs as last reported by the 13 companies comprising the Comparison Group.

For purposes of this table, “Total Direct Compensation” is comprised of base salary, target annual incentives and long-term incentives.

Elements of 2018 Executive Compensation

Annual Salaries

We pay cash compensation, in the form of base salaries, in amounts which the Committee believes will provide a guaranteed amount of compensation sufficient to enable us to retain existing and attract new executive officers who have the requisite experience and performance records that we believe are needed to drive the growth of our business and achieve increases in stockholder value. The Committee also seeks to balance the levels of guaranteed cash compensation with at-risk incentive compensation to create financial incentives for achieving Company financial performance and individualized performance goals, while at the same time managing the Company’s compensation-related risks.

In establishing the annual salaries of our NEOs, the Committee considers a number of factors, including (i) each NEO’s business experience, level of responsibility and past performance, and (ii) publicly available executive compensation surveys and studies, sometimes supplemented by proprietary executive compensation data obtained from outside compensation consulting firms. Salaries are reviewed by the Committee periodically and are adjusted as warranted to reflect sustained individual performance and changes in responsibility or in comparable market salaries.

The following table sets forth information regarding the salaries paid to our NEOs in fiscal 2018 and compares those salaries to the salaries paid to our NEOs in fiscal 2017:

Named Executive Officer	2018 Base Salary		2017 Base Salary

Joseph J. Orlando	$350,000	(1)	N/A	(1)
David G. Hall	$500,000		$500,000
Joseph J. Wallace	$275,000		$275,000

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(1)

Mr. Orlando was appointed as the Company’s CEO effective October 9, 2017, upon the retirement of Robert G. Deuster, the former CEO. Mr. Orlando’s annual base salary is $350,000, which is the same as the annual base salary that was paid to Mr. Deuster in fiscal 2017.

Cash Incentive Plans

In General. During each of the past three fiscal years, the Committee adopted annual cash-based incentive plans for our CEO and CFO, providing them the opportunity to earn cash awards if and to the extent (i) the Company achieved one or more annual financial performance goals, and (ii) they achieved individualized quantitative or qualitative performance objectives (or “MBOs”) specifically established for them by the Compensation Committee. The MBOs for each of the CEO and CFO related to areas of the Company’s business over which he had authority or consisted of objectives the achievement of which was largely dependent on his performance.

Fiscal 2018 Cash Incentive Plan

In 2018, the Committee established a cash incentive plan for Messrs. Orlando and Wallace (the “2018 Cash Incentive Plan”). The primary purposes of that Plan were to incentivize Messrs. Orlando and Wallace (i) to focus their efforts and to take actions primarily for the purpose of enabling the Company to achieve at least a target financial performance goal based on the net cash generated by the Company's continuing operations, less capital expenditures and capitalized software costs (“Cash Flow Goals”), for fiscal 2018, and (ii) to achieve individualized performance goals (“MBOs”) established by the Compensation Committee for each of them.

The following tables set forth the Threshold, Target and Maximum Awards that each of Messrs. Orlando and Wallace had the opportunity to earn under the 2018 Cash Incentive Plan:

	Joseph J. Orlando, CEO(1)
	Threshold Awards(2)		Target Awards(2)		Maximum Awards(2)
	Awards	Percent of Base Salary(3)	Awards	Percent of Base Salary(3)	Awards	Percent of Base Salary(3)

Financial Performance Award	$78,750	30%	$157,500	60%	$223,125	85%
MBO Performance Award	39,375	15%	39,375	15%	39,375	15%
Total	$118,125	45%	$196,875	75%	$262,500	100%

	Joseph J. Wallace, CFO
	Threshold Awards(2)		Target Awards(2)		Maximum Awards(2)
	Awards	Percent of Base Salary(4)	Awards	Percent of Base Salary(4)	Awards	Percent of Base Salary(4)

Financial Performance Award	$49,500	18%	$99,000	36%	$154,000	56%
MBO Performance Award	24,750	9%	24,750	9%	24,750	9%
Total	$74,250	27%	$123,750	45%	$178,750	65%

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(1)

Mr. Orlando served as CEO for nearly nine, or 75%, of the twelve months ended June 30, 2018. As a result, the Compensation Committee set the amounts of his award opportunities under the 2018 Cash Incentive Plan at 75% of the amounts he could have earned under that Plan had he been employed as CEO for the entirety of fiscal 2018.

(2)

The Plan provides for the awards under this Plan to be interpolated between the threshold and target financial performance awards if the threshold performance goal is exceeded but the target financial goal is not achieved, or between the target and maximum financial performance awards if the target performance goal is exceeded but the maximum performance goal is not achieved.

(3)	Expressed as a percentage of Mr. Orlando's base salary for the approximately nine months ended June 30, 2018 during which he was employed as CEO in fiscal 2018.

(4)	Expressed as a percentage of Mr. Wallace's annual base salary for fiscal 2018.

The threshold, target and maximum financial performance awards under the 2018 Cash Incentive Plan were conditioned on the Company achieving Net Cash Flow goals for the entirety of fiscal 2018 of $11.0 million, $13.8 million, and $15.2 million, respectively. It was determined that the Company had not achieved any of those goals and, as a result, Messrs. Orlando and Wallace did not earn any of the financial performance awards under the Cash Incentive Plan in fiscal 2018.

Mr. Orlando did earn an award under the 2018 Cash Incentive Plan in the amount of $39,375, representing only 15% of his annualized base salary as CEO in fiscal 2018, as it was determined by the Committee that he had achieved substantially all of his individualized MBOs. Those individualized MBOs related primarily to working with the other members of the management team to identify and begin implementing changes in key priorities for management in response to market and industry changes and developments; and investigating opportunities for and determining the feasibility of extending the Company’s business into new international markets and of developing new products and services for the Company’s customers. Separately, in fiscal 2018, Mr. Orlando earned a cash incentive award of $89,749 based on the financial performance of PSA.

Mr. Wallace earned $24,750, representing 100% of his Target MBO award opportunity under the 2018 Cash Incentive Plan and 9% of his annual base salary for 2018, as a result of a determination by the Compensation Committee that he had achieved substantially all of his individualized MBOs established by the Committee for fiscal 2018. Those MBOs related primarily to development of a plan to repatriate to the United States, in a tax efficient manner, cash generated by the Company’s business operations in China; obtaining a term loan to fund tenant improvements and the move to the Company’s new operations and headquarters facility, and obtaining an early termination, on terms favorable to the Company, of the lease for the Company’s offices that it would be vacating when the Company moved its operations to the new office facility.

Equity Based Incentive Compensation Programs

In fiscal 2018, the Compensation Committee adopted a new long-term equity incentive program (the “2018 LTIP”) to create equity incentives for the Company’s CEO and CFO, and certain other key management employees (the “Participants”), the purpose of which is to lead to (i) the achievement by the Company of significant increases in its compounded annual revenue growth rate (or "CARGR") and in its revenues as a percentage of operating income, before equity-based compensation expense (“Operating Margin”) for the three fiscal year period ending June 30, 2020 (the "Measurement Period"), and (i) the retention of the Company’s CEO and CFO and the other LTIP Participants throughout the Performance Period.

Performance Contingent Grants.

Pursuant to the 2018 LTIP, on December 26, 2017, the Committee granted to Messrs. Orlando and Wallace 6,327 and 3,796 target performance-contingent restricted stock units ("PSUs"), respectively, and established threshold, target and maximum CARGR goals and threshold, target and maximum Operating Margin goals for the three year period ending June 30, 2020 (the “Measurement Period”). Of those PSUs:

●	20% of the target awards would vest if the Company achieves threshold performance goals during the Measurement Period;

●	100% of the target awards would vest if the Company achieves the target performance goals during the Measurement Period; or

●	200% of the target awards would vest if the Company achieves the maximum performance goals during the Measurement Period.

Upon achievement of any of the financial performance goals, each Program Participant, including the CEO and CFO, will own, without restrictions, one share of Company common stock for each PSU that has vested.

If none of those performance goals is achieved, then all of the PSUs will be forfeited. Additionally, if Mr. Orlando’s or Mr. Wallace’s continuous service with the Company is terminated or ceases for any reason prior to June 30, 2020, all of his PSUs will be forfeited, even if the performance goals are achieved thereafter.

The Company has concluded, based on its operating income, before stock-based compensation expense, in fiscal 2018, that it is no longer probable that the Company will achieve the financial performance goals established in connection with the grants of PSUs under the 2018 LTIP. As a result, at this time it is expected that those PSUs will not become vested and the compensation intended to be provided to our CEO and CFO from the grants of the PSUs under the 2018 LTIP will not be realized by them.

Service Contingent Grants.

On December 26, 2017, the Committee also granted to Messrs. Orlando and Wallace 6,327 and 3,796 service contingent RSUs, respectively, pursuant to the 2018 LTIP. One-third of those RSUs vested on June 30, 2018 because each of Messrs. Orlando and Wallace continued to be employed by the Company on that date. The remainder of those RSUs will vest thereafter in two equal installments on June 30, 2019 and June 30, 2020, respectively, subject to their continued service with the Company on those dates. Accordingly, if Mr. Orlando’s or Mr. Wallace’s continuous service with the Company is terminated or ceases for any reason prior to either of those vesting dates, all of his then unvested RSUs will be subject to forfeiture. Upon vesting, each RSU will be settled by the Company's issuance of one share of Company common stock.

On December 26, 2017, the Committee also made a one-time grant of 6,327 and 3,796 service contingent RSUs, respectively, to Messrs. Orlando and Wallace, pursuant to the 2018 LTIP. One-half of those RSUs vested on June 30, 2018 because Messrs. Orlando and Wallace continued to be employed by the Company on that date. The other half of those RSUs will vest on June 30, 2019, subject to their continued service with the Company on that date. These grants were made as an interim measure and retention tool, because the members of the Committee were concerned that, under the structure of the 2018 LTIP, it would be at least three years before Messrs. Orlando and Wallace might receive a meaningful number of shares as a result of the vesting of the PSUs under the LTIP and, therefore, without the additional grant of RSUs, the Company could find it difficult to retain Messrs. Orlando and Wallace in its employ, particularly if they were to receive offers of employment, prior to the vesting of the PSUs, from competitors or other companies seeking officers with their respective skill sets.

It is anticipated that the Compensation Committee, in the future, will grant to our NEOs long term equity incentives, of which 50% are expected to take the form of PSUs that would incentivize the CEO and CFO to focus on the achievement by the Company of performance goals intended to increase stockholder value, and the other 50% are expected to take the form of RSUs that would incentivize our CEO and CFO to remain in the Company’s service over multi-year periods.

Reasons for Using CARGR and Operating Margin for Measuring our Financial Performance

The Compensation Committee decided to use CARGR and Operating Margin as the performance measures under the 2018 LTIP because, in the view of the Committee, CARGR and Operating Margin goals require management to focus their performance on achieving increases in the Company’s revenues and earnings that will lead to increases in internally generated cash flows and, therefore, closely align the financial interests of our NEOs with the financial interests of our stockholders.

CARGR measures Company’s success in achieving revenue or “top line” growth, which can lead to increases in gross profits and operating income, because a significant portion of our costs of sales and operating expenses are relatively fixed and, for that reason, increases in revenue do not typically generate equivalent or proportional increases in our costs of sales or operating expenses.

Operating Margin measures the Company’s success in limiting the growth of operating expenses relative to revenues and the Compensation Committee believes that achievement of the Operating Margin goals under the 2018 LTIP will lead to increases in the Company’s operating income, net earnings and cash flows.

The Committee believes that these LTIP grants of the PSUs and RSUs to Messrs. Orlando and Wallace under the 2018 LTIP meet the following executive compensation objectives:

●

Pay-for Performance. The 2018 LTIP awards implement the Compensation Committee’s pay-for-performance philosophy, because none of the financial performance awards would be earned if the Company did not achieve at least one of the financial performance goals established under the LTIP.

●

Alignment of the Financial Interests of our NEOs with those of our Stockholders. The 2018 LTIP and the financial performance awards thereunder were designed to more closely align the financial interests of our CEO and CFO with those of our stockholders, by rewarding our NEOs for their contributions to operating results of the Company which, if achieved, would, in the view of the Committee, result in sustained increases in total stockholder returns over the three years ending June 30, 2020.

●

Focus on Achievement of Longer-Term Operating Results. Under the 2018 LTIP, the achievement of the financial performance goals is measured and, therefore, the vesting of the PSU awards by the CEO and CFO is dependent on the Company’s financial results over a period of three fiscal years ending June 30, 2020. As a result, the 2018 LTIP provides financial incentives for the Company’s CEO and CFO and other key management employees to focus their efforts on achieving longer-term improvements in the Company’s financial performance, rather than annual or other short-term results.

●

Retention. The establishment of financial performance goals under the 2018 LTIP cannot be fully achieved without sustained performance over a multi-year period. As a result, the award structure under the 2018 LTIP also provides for annual grants of service-based RSUs, the vesting of which is contingent on the continued service of the CEO and CFO over three year periods following each annual grant of service based RSUs. Additionally, if there is a cessation of the service of the CEO or CFO with the Company prior to June 30, 2020, all of the PSUs will be forfeited, even if it were to become likely that the Company will succeed in achieving one or more of the financial performance goals.

In addition, the Company’s Incentive Compensation Clawback Policy has been made applicable to the 2018 LTIP. See –“Other Compensation Policies and Practices that Benefit our Stockholders - Incentive Compensation Clawback Policy” above.

Effect of Change in Control on the Vesting of PSUs and RSUs under the 2018 LTIP

The PSUs and RSUs under the 2018 LTIP were granted under stockholder-approved equity incentive plans. Those plans provide that, in the event of a change in control of the Company (as defined in those plans), the Compensation Committee will have the discretion to accelerate the vesting of any then unvested PSUs and RSUs, if the surviving corporation in the change in control transaction, or its parent company (if any), does not assume the LTIP Program or grant new equity incentives of equivalent value in exchange for the then unvested PSUs and RSUs on terms approved by the Compensation Committee.

No Stockholder Rights prior to the Vesting of RSUs and PSUs

Unvested PSUs and RSUs are not deemed to constitute common stock or common stock equivalents. As a result, our CEO and CFO, as well as the other LTIP Participants, will not be entitled to exercise voting rights in respect of or to receive any dividends on any unvested PSUs or unvested RSUs. Additionally, to assure that the 2018 LTIP meets the Committee’s compensation and retention objectives, the PSUs and RSUs may not be sold, pledged or otherwise transferred while they remain unvested (except for transfers on death or divorce), and will be subject to the risk of forfeiture, in whole or part, in the event that the financial performance goals are not fully achieved, or an NEO’s service with the Company ceases prior to the full vesting of the PSUs or RSUs. As a result the CEO and the CFO, and the other Participants, cannot obtain the financial performance rewards under the LTIP unless at least one of the financial performance goals is achieved and the CEO and CFO remain in the Company’s continued service through June 30, 2020.

CEO Employment Agreement

Effective October 9, 2017, the Company and Mr. Orlando entered into an employment agreement pursuant to which he is employed as the Company’s CEO. The initial term of that agreement is one year, which ended on October 9, 2018. In October 2018, the Compensation Committee approved an agreement, which was entered into by the Company and Mr. Orlando, extending the term of the employment agreement for another year, to October 9, 2019. All of the other terms of the employment agreement remain unchanged,

Set forth below is a summary of the material terms of Mr. Orlando’s employment agreement, which is qualified in its entirety by reference to that agreement, a copy of which is attached as Exhibit 10.99 to the Company’s Current Report on Form 8-K that was filed with the SEC on October 12, 2017.

Annual Salary. Mr. Orlando receives a base salary of $350,000 per year.

Incentive Compensation. Mr. Orlando's employment agreement provides that he will have the opportunity to earn incentive compensation, payable in cash in an amount which, at target, would be equal to 75% of his annual salary, contingent on the achievement of one or more financial performance goals to be established by the Compensation Committee. Mr. Orlando also is eligible to participate in any other cash or any equity incentive programs that may be adopted by the Compensation Committee for the Company's executive officers and other key management employees.

Severance Compensation. Mr. Orlando’s employment agreement provides that if his employment is terminated due to his disability or death, or by the Company without cause or by him for Good Reason (as defined in that agreement) prior to the end of the term of the agreement, then, his salary will continue to be paid and, except in the case of his death, the Company will pay 100% of Mr. Orlando’s COBRA premiums for continued health insurance coverage, for six months or the then unexpired portion of the term of his employment agreement, whichever is shorter.

Compensation due to a Termination of Employment following a Change in Control of the Company.

If a change in control of the Company occurs while Mr. Orlando is the Company’s CEO and, upon or within the 12 months following that change in control, his employment is terminated either (i) without cause by the Company, or by its successor in the change in control transaction, or (ii) by Mr. Orlando for Good Reason (as defined in the employment agreement), then, he will be entitled to receive severance compensation comprised of (i) an amount equal to one year’s salary payable to him in a single lump sum payment, and (ii) the payment of his COBRA premiums for continued health insurance coverage for six months.

Mr. Orlando’s employment agreement provides that the Company, or its successor in the change in control transaction, will become obligated to pay severance compensation and benefits to Mr. Orlando only upon a “double trigger” event. This means that no severance compensation will become payable solely because of the occurrence of a change in control of the Company. Instead, change in control severance compensation will be payable only if, on the date of or within 12 months following the change in control transaction, there is a termination of Mr. Orlando’s employment without cause by the Company or its successor or by Mr. Orlando for Good Reason. The change in control severance provisions are intended (i) to preserve morale and productivity and encourage retention in the face of the disruptive impact that a change in control of the Company is likely to have, and (ii) to encourage Mr. Orlando to remain focused on the business and interests of our stockholders when considering strategic alternatives that may be beneficial to our stockholders.

Limitation for Purposes of Section 280G under the Internal Revenue Code. The change in control provisions of Mr. Orlando’s employment agreement provide that if and to the extent the severance compensation and benefits that would become payable to Mr. Orlando upon a termination of his employment would constitute excess “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, would result in the imposition of excise taxes under the Code, then the amount of such severance compensation and benefits would be reduced to the extent necessary to avoid the imposition of those taxes.

The Company does not have employment agreements with any of its other NEOs.

Effect of a Change in Control on Outstanding Equity Incentives. The Company’s stockholder-approved equity incentive plans under which equity incentives may be granted to the Company's officers, employees or directors provide that, in the event of a change in control of the Company, any then unvested equity incentives that had been granted to the Company’s officers, employees and directors will become fully vested and cease to be subject to forfeiture, unless the other party to the change in control transaction agrees to assume the Company’s outstanding equity incentives or to exchange new equity incentives of equivalent value for the Company’s then outstanding equity incentives on terms that are acceptable to the Compensation Committee, in which event there will be no accelerated vesting of the outstanding equity incentives due to the consummation of the change in control.

Other Compensation Matters

Benefits. The personal benefits provided to our Named Executive Officers are designed to establish a competitive benefits structure necessary to attract and retain key management employees. These personal benefits are the same as those provided to all of our full time employees generally. In fiscal 2018 there were no perquisites or other personal benefits approved by the Committee for any of the named executive officers.

Nonqualified Deferred Compensation Plans. We have not established any nonqualified deferred compensation plans or programs for any of our NEOs.

Risk Considerations. Although a substantial portion of compensation provided to our executive officers is performance based, we believe that the following elements and design features of our executive compensation programs encourage our executive officers to remain focused on both the short-and longer-term operational and financial goals of the Company and have been designed to deter excessive or unnecessary risk-taking:

●	Our compensation program consists of guaranteed salary and a substantial portion of at-risk compensation which has taken the form of equity incentives the vesting of which is contingent on improvements in the Company’s financial performance and continued service with the Company over multi-year periods.

●	The Compensation Committee annually reviews the balance between fixed and at-risk elements of executive compensation and retains ultimate oversight over, and the ability to use discretion where appropriate with respect to, the compensation of our named executive officers.

●	Our incentive compensation programs establish financial performance goals that are designed to lead to sustained improvements in the Company’s operating income and cash flows and, therefore, in the long-term success of the Company, rather than being based solely or even primarily on revenues.

●	The Board of Directors has adopted share ownership guidelines for our named executive officers to further align their interests with those of our stockholders.

●	Cash and equity incentive compensation awards granted to our NEOs are subject to a clawback policy to ensure that determinations with respect to the achievement of financial performance goals are based on generally accepted accounting principles consistently applied in the preparation of our financial statements.

●	Our insider trading policy prohibits our NEOs and other key executives from hedging their economic interest in their Company shares or pledging those shares for purposes of speculative trading.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the median of the annual total compensation of all of our employees (excluding our principal executive officer), or our median employee. During fiscal year 2018, our principal executive officer was Joseph J. Orlando, our Chief Executive Officer.

In accordance with Item 402(u) of Regulation S-K, we identified our median employee as of June 30, 2018 by (i) aggregating (A) each employee’s annual base salary, (B) each employee’s overtime pay during the year, (C) each employee’s target incentive compensation, (D) the annualized compensation of each employee who was employed for only part of the year, and (E) the actual wages paid to each part time or temporary employee, and then (ii) ranking this compensation measure for our employees from lowest to highest. For non-U.S. employees, we converted their pay to a U.S. dollar equivalent by applying the average exchange rates for each applicable currency. On June 30, 2018, we had 330 U.S. employees and 57 non-U.S. employees. This calculation was performed for all of those employees, including all of our non-U.S. employees, but excluding Mr. Orlando.

For fiscal year 2018, the annual total compensation of our median employee, which we calculated in accordance with the requirements that we followed in preparing the Summary Compensation Table contained below in this Proxy Statement, was $42,539.

Mr. Orlando was appointed as our Chief Executive Officer effective October 9, 2017 and, therefore, held that position for nearly nine months during fiscal 2018. For the period from July 1, 2017 to October 8, 2017, Mr. Orlando was President of the Company’s PSA Division. Mr. Orlando’s annual total compensation for fiscal 2018, as set forth in the Summary Compensation Table, was comprised of: (a) his compensation as CEO of the Company, which consisted of (i) his base salary as CEO for the period he was employed as CEO in fiscal 2018, which was $255,208, and (ii) a cash award in the amount of $39,375 which he earned for achieving his individualized MBOs as CEO under the 2018 Cash Incentive Plan, and (b) his compensation as President of PSA, which consisted of (i) his salary for the approximately three months he held that position in fiscal 2018, which was $54,167, (ii) a cash incentive award of $89,749 earned by Mr. Orlando based on the financial performance of PSA in fiscal 2018, and (iii) a performance contingent stock award with a grant date fair value, at target, of $574,175.

However, as permitted by Regulation S-K, for purposes of determining the CEO pay ratio, we (i) annualized Mr. Orlando’s fiscal 2018 cash compensation as CEO, comprised of a salary of $350,000 and a cash incentive plan award of $52,500, and (ii) excluded the compensation he earned in fiscal 2018 as President of PSA from his total annual compensation for fiscal 2018 as set forth in the Summary Compensation Table, resulting in a total annual compensation for him, for purposes of determining the CEO Pay Ratio, of $976,675.

Based on this information, the fiscal year 2018 ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was approximately 23:1.

The pay ratio we have reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio we have reported above.

Taxation and Deductibility of Executive Compensation

To the extent readily determinable, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits to be included in the executive compensation program.

Section 162(m) of the Code imposes an annual limit of $1.0 million on the amount that a public company may deduct for compensation paid to its chief executive officer or any of the company’s four other most highly compensated executive officers other than the CFO (collectively, “covered officers”). This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation. As a result, to reduce the likelihood that the annual compensation of any of those executive officers would, for purposes of Section 162(m) of the Code, exceed $1 million, the Committee has granted, as a significant portion of the compensation of our executive officers performance-based equity and cash incentives which are designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Moreover, in the past the total annual compensation paid to our covered officers has not exceeded $1.0 million and, consequently, the limitations imposed by Section 162(m) have not been a factor in the determination of the compensation paid to our executive officers. As a result, the Compensation Committee has not found it necessary to adopt a policy requiring all of their compensation to be deductible. The Tax Cuts and Jobs Act (the “Tax Act”) repeals the “performance-based compensation” exemption for tax years beginning after December 31, 2017, such that compensation paid to certain executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to binding written agreements that were in effect as of November 2, 2017 and are not materially modified thereafter. Due to ambiguities and uncertainties as to the application and interpretation of Section 162(m), as revised by the Tax Act, including the uncertain scope of the transition relief under the Tax Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will, in fact, satisfy such requirements.

Accounting for Stock-Based Compensation. Beginning on and since July 1, 2005, the Company has been accounting for share-based awards in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which has since been renamed and superseded by Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). ASC 718 requires, in the case of a performance-contingent award (that is, a stock-based compensation award with respect to which vesting is subject to satisfaction of a performance condition or goal), that stock-based compensation expense be recognized, for financial reporting purposes, if and when the achievement of the performance condition or goal (and, therefore, the vesting of the award) has become probable. If a determination is made that achievement of the condition or goal has become probable, but it is later determined that the performance condition or goal was not satisfied, then the stock-based compensation expense previously recognized would be reversed. In determining, for accounting purposes, the fair values of service-based restricted share awards, the Company assumes that 100% of the shares will become vested.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2018, the members of the Compensation Committee were Ms. Farrington, its Chairperson, and Messrs. Martin, Moyer and Stevens. None of them was a Company officer or employee during fiscal 2018 or at any time during the preceding three years and, during fiscal 2018, none of them had any relationship required to be disclosed by the Company in this Proxy Statement pursuant to Item 404 of SEC Regulation S-K. During fiscal 2018, none of our executive officers (i) served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement, as required by Item 402(b) of SEC Regulation S-K, with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Deborah A. Farrington, Chair

Joseph R. Martin

A. J. “Bert” Moyer

Bruce A. Stevens

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

The following table sets forth the amounts and components of the compensation received by each of our Named Executive Officers (“NEOs”) in the fiscal years ended June 30, 2018, 2017 and 2016, respectively.

Name and Principal Position	Year	Salary($)		Equity Incentive Plan Awards($)(1)(2)		Non-Equity Incentive Plan Compensation(3)			All Other Compensation ($)(4)		Total($)

Joseph J. Orlando(5)	2018	$309,375			$574,175		$129,124	(6)		$-	$1,012,674	(5)
Chief Executive Officer	2017	200,000			−		302,120			−	502,120
& President of PSA	2016	200,000			−		202,145			−	402,145

David G. Hall	2018	$500,000		$	−	$	−		$	−	$500,000
President and	2017	500,000			−		−			−	500,000
Chief Operating Officer	2016	500,000			−		−			-	500,000

Joseph J. Wallace	2018	$275,000			$344,487		$24,750		$	−	$644,237
Chief Financial Officer	2017	270,000			-		156,843			−	426,843
	2016	260,000			−		54,340			−	314,340

Robert G. Deuster	2018	$102,083	(7)		$-		$-			$-	$102,083
Former Chief Executive Officer(7)	2017	350,000			-		222,836			−	572,836
	2016	350,000			−		87,500			−	437,500

__________________

(1)

On December 26, 2017, the Compensation Committee (the “Committee”) adopted a long term equity incentive program (the “2018 LTIP"). That program establishes financial incentives for the Company’s CEO and CFO, as well as certain other key management employees (the “Participants”), that are designed to lead to (i) the Company’s achievement of significant improvements in its CARGR Operating Margins during a period of three fiscal years ending June 30, 2020, and (ii) the retention of the CEO and CFO throughout the Performance Period. See “--Compensation Discussion and Analysis — Elements of 2018 Executive Compensation - Equity Based Incentive Compensation Programs.”

(2)

On December 26, 2017, the Compensation Committee made the following equity incentive grants under the 2018 LTIP: (a) grants to Messrs. Orlando and Wallace of a total of 12,654 and 7,592 service based RSUs, respectively, of which 50% were to vest in three equal annual installments on June 30, 2018, June 30, 2019 and June 30, 2020, respectively, and the other 50% were to vest in two equal annual installments on June 30, 2018 and June 30, 2019, respectively, in each case subject to the continued service with the Company on those dates; and (b) grants to Messrs. Orlando and Wallace of 12,654 and 7,592 PSUs, respectively, the vesting of which was made contingent on the Company’s achievement of compounded annual revenue growth rate and operating margin goals for the three years ending June 30, 2020. The amounts in this column are comprised of (i) the aggregate grant date fair values of the service based RSUs, assuming that all of those RSUs will become fully vested, and (ii) the aggregate grant date fair values of the performance contingent PSUs, based on the probable outcome of the performance conditions, determined as of the date the PSUs were granted. The grant date fair values of the service based RSUs granted to Messrs. Orlando and Wallace were $382,784 and $229,658, respectively. The grant date fair values of the PSUs granted to Messrs. Orlando and Wallace were $191,391 and $114,829, respectively, which were based on a determination, as of the date of grant, that it was probable that the performance conditions would be achieved at a target, or 50%, level. If it is assumed, instead, that the maximum performance goals were to be achieved, then the aggregate grant date fair values of the PSUs granted to Messrs. Orlando and Wallace would be $382,784 and $229,658, respectively. However, it has been determined, as of September 30, 2018, that it was no longer probable that the performance conditions would be achieved and, as a result, it was no longer probable that either Mr. Orlando or Mr. Wallace would realize the grant date fair values of the PSUs in their compensation. “See “Compensation Discussion and Analysis – Elements of 2018 Executive Compensation - Equity Based Incentive Compensation Programs.”

(3)

The amounts in this column consist of cash incentive awards earned, respectively, by Messrs. Orlando and Wallace under the 2018 Cash Incentive Plan. The amounts of the cash awards that could be earned under the 2018 Cash Incentive Plan were made dependent on the achievement by the Company of one or more Cash Flow Goals (net cash generated by the Company's continuing operations, less capital expenditures and capitalized software costs) (“Cash Flow Goals”) for fiscal 2018 and, to a lesser extent, the achievement by Messrs. Orlando and Wallace of individualized performance objectives, or MBOs, which were established by the Compensation Committee at the time it established the 2018 Cash Incentive Plan. See “Compensation Discussion and Analysis - Cash Incentive Plans - Fiscal 2018 Cash Incentive Plan” above. The Compensation Committee determined that none of the Cash Flow Goals were achieved by the Company in fiscal 2018, but that each of Messrs. Orlando and Wallace achieved substantially all of their respective MBOs for fiscal 2018. As a result, Messrs. Orlando and Wallace, in their respective capacities of CEO and CFO, earned cash incentive awards under the 2018 Cash Incentive Plan of $39,375 and $24,750, respectively. The additional $89,749 of Mr. Orlando’s total cash incentive award for fiscal 2018 was earned by him in his capacity as President of PSA, based on PSA’s financial performance in fiscal 2018. See Compensation Discussion and Analysis – Elements of 2018 Executive Compensation – Fiscal 2018 Cash Incentive Plan.

(4)

We do not pay for or provide perquisites or other forms of compensation to our NEOs, other than health insurance and certain other benefits that are made available to all employees generally on a non-discriminatory basis.

(5)

Effective October 9, 2017, Mr. Orlando was appointed as the Company’s new Chief Executive Officer (“CEO”) on the retirement of Robert G. Deuster from that position. For the 15 years prior to his appointment as CEO, Mr. Orlando served as President of Professional Sports Authenticators, or PSA, the Company’s trading card and memorabilia authentication and grading division. Mr. Orlando’s salary in fiscal 2018, as set forth in this table, is the sum of (a) $255,208, his base annual salary of $350,000 pro-rated for the nearly nine months during fiscal 2018 that he was the Company’s CEO, and (b) $54,167, the base salary paid to him as President of PSA for the approximately three months of fiscal 2018 that he served in that position. His compensation for fiscal 2017 and 2016 was for his service as President of PSA. If Mr. Orlando had been Company CEO for the entirety of fiscal 2018, then his compensation as CEO, for purposes of this table, would have totaled $976,675, comprised of salary in the amount of $350,000, plus (i) $382,784, which was the grant date fair value of the service based RSUs granted to him under the 2018 LTIP, (ii) $191,391, which was the grant date fair value of the PSUs granted to him under the 2018 LTIP, based on a probability of 50% that those PSUs would vest, and (iii) an award of $52,500 he would have earned for achieving his fiscal his MBOs under the 2018 Cash Incentive Plan if he had been employed as CEO for the entirety of fiscal 2018.

(6)	Consists of a cash incentive award $89,749 earned by Mr. Orlando based on the performance of PSA in fiscal 2018 and the $39,375 cash award he earned as a result of his achievement in fiscal 2018 of the individualized MBOs established for him as Company CEO under the 2018 Cash Incentive Plan. See “Compensation Discussion and Analysis — Elements of 2018 Executive Compensation ---- Fiscal 2018 Cash Incentive Plan” above.

(7)	Mr. Deuster retired as the Company’s CEO and ceased to be an employee of the Company effective October 10, 2017. As a result, in fiscal 2018 his salary represented his annual base salary, which had been $350,000, pro-rated for the approximately three months he served as CEO in fiscal 2018. Mr. Deuster received for his service as a non-employee member of the Board, during the period from October 10, 2017 to June 30, 2018, compensation comprised of director’s fees totaling $31,750 and an award of 1,555 service-contingent restricted shares with a grant date fair value of $45,000. See “Director Compensation in Fiscal 2018” below.

Grants of Plan-Based Incentive Awards in Fiscal 2018

The following table provides information regarding grants of plan-based non-equity and equity awards to our NEOs in fiscal 2018. No options were granted to our NEOs in fiscal 2018.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts under Equity Incentive Plan Awards(2)
		Cash Incentive Awards ($)						Performance Contingent Awards (#)			Service –Based Stock Awards:	Grant Date Fair Value
	Grant Date	Threshold		Target		Maximum		Threshold	Target	Maximum	No. of Shares or Units (#)	of Stock Awards at Target ($)

Joseph J. Orlando	12/06/17	$118,125	(3)	$196,875	(3)	$262,500	(3)	-	-	-	12,654	$382,784
	12/26/17	—		—		—		1,265	6,327	12,654	-	$191,392

Joseph J. Wallace	12/06/17	$74,250		$123,750		$178,750		-	-	-	7,592	$229,658
	12/26/17	—		—		—		759	3,796	7,592	-	$114,829

(1)	Granted under the 2018 Cash Incentive Plan. “Compensation Discussion and Analysis — 2018 Cash Incentive Plans above.

(2)	Granted under the 2018 Long Term Equity Incentive Program. See “Compensation Discussion and Analysis — Equity Based Compensation Programs” above.

(3)

Mr. Orlando was appointed as the Company’s CEO effective October 9, 2017 and, consequently, served as CEO for nearly nine months, or approximately 75%, of the 12 months ended June 30, 2018. As a result, the amounts of his award opportunities under the 2018 Cash Incentive Plan are 75% of the amounts he could have earned under that Plan had he been employed as CEO for the entirety of fiscal 2018.

Mr. Hall, the Company’s President and Chief Operating Officer during fiscal 2018, was not granted any plan-based cash or equity incentives in fiscal year 2018 for his service as an NEO. See “Compensation Discussion and Analysis — Executive Summary — We Pay for Performance and Structure Executive Compensation to Align the Interests of our NEOs with those of our Stockholders”.

Outstanding Equity Awards

The following table sets forth information regarding PSU and RSU grants to our CEO and CFO that were unearned as of June 30, 2018. None of our NEOs held any stock options as of June 30, 2018.

		Service-Based Stock Awards(1)			Equity Incentive Plan Performance- Contingent Stock Awards(2)
NEOs	Grant Dates	Number of Shares or Units of Stock that have not Vested (#)		Market Values of Shares or Units of Stock that have not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights (#)		Market Value of Unearned Shares, Units or Other Rights ($)(3)

Joseph J. Orlando	12/26/17	4,218	(4)	$62,173	12,654	(8)	$186,512
	12/26/17	3,164	(5)	46,637	-		-

Joseph J. Wallace	12/26/17	2,531	(6)	$37,307	7,592	(8)	$110,906
	12/26/17	1,898	(7)	27,977	-		-

__________________

(1)	These are service based restricted stock units, or RSUs, which were granted under the 2018 Long Term Equity Incentive Program, or 2018 LTIP. For information regarding the service-based RSUs granted under the 2018 LTIP, see “Compensation Discussion and Analysis — Equity Based Incentive Compensation Program” above.

(2)	These are performance-contingent restricted stock units, or PSUs that were granted under the 2018 LTIP.

(3)

The market values of the RSUs and PSUs were determined by multiplying the number of those RSUs and PSUs, respectively, by the closing price per share of the Company’s common stock on the NASDAQ Stock Market on June 29, 2018, the last trading day of fiscal 2018, which was $14.74.

(4)

These service-based RSUs will vest in two equal annual installments of 2,109 RSUs each, on June 30, 2019 and 2020, respectively, provided that Mr. Orlando is still in the continuous service of the Company on those dates.

(5)	These service-based RSUs will vest on June 30, 2019 provided that Mr. Orlando is still in the continuous service of the Company on that date.

(6)

These service-based RSUs will vest in two annual installments of 1,265 and 1,266 RSUs, on June 30, 2019 and 2020, respectively, provided that Mr. Wallace is still in the continuous service of the Company on those dates.

(7)	These service-based RSUs will vest on June 30, 2019 provided that Mr. Wallace is still in the continuous service of the Company on that date.

(8)

The vesting of these PSUs are contingent on (i) the achievement by the Company of financial performance goals during the three years ending on, and the continued service of Messrs. Orlando and Wallace with the Company through, June 30, 2020. For additional information regarding the 2018 LTIP and the financial performance goals that must be achieved by the Company for the PSUs to vest, See “Compensation Discussion and Analysis — Equity Based Incentive Compensation Program” above.

Mr. Hall, who was the Company’s President and Chief Operating Officer, did not participate in the Company’s equity incentive plans or programs. See “Compensation Discussion and Analysis — Executive Summary — We Pay for Performance and Structure Executive Compensation to Align the Interests of our NEOs with those of our Stockholders”.

Vesting of Restricted Shares in Fiscal 2018

The following table sets forth information regarding (i) service contingent RSUs that became vested in fiscal 2018 under the 2018 LTIP due to the continued service through that date of Messrs. Orlando and Wallace, and (ii) performance-contingent restricted shares granted under the 2013 LTIP that vested in fiscal 2018 due to the continued service of Messrs. Orlando, Wallace and Deuster with the Company through June 30, 2018. None of our NEOs held any stock options during fiscal 2018.

		LTIP Awards
NEOs	Grant Dates	Number of Shares Acquired on Vesting(#)(1)	Value realized on vesting($)(1)

Joseph J. Orlando	12/26/17	5,272	$77,709
	12/9/13	12,815	188,893
	12/28/12	15,310	225,669

Joseph J. Wallace	12/26/17	3,163	$46,623
	12/9/13	12,815	188,893
	12/28/12	15,310	225,669

Robert G. Deuster	12/9/13	34,170	$503,367
	12/28/12	40,830	601,834

__________________

(1)

These columns set forth (i) the respective numbers of RSUs awarded to Messrs. Orlando and Wallace under the 2018 LTIP and (ii) the respective number of shares of restricted common stock (“restricted shares”) awarded to Messrs. Orlando, Wallace and Deuster under the 2013 LTIP which, in each case, vested due to the achievement of the maximum financial goal under the 2013 LTIP combined with their continued service with the Company through June 30, 2018, and (iii) the respective market values of those RSUs and restricted shares as of June 30, 2018. In each case, the values were determined by multiplying the number of those shares by the closing price per share of the Company’s common stock on June 29, 2018, the last trading day in fiscal 2018, as reported on the NASDAQ Global Stock Market, which was $14.74 per share. For additional information regarding the vesting of these shares, see, “Compensation Discussion and Analysis — Equity Based Incentive Compensation - Long-Term Performance-Based Equity Incentive Program”.

Mr. Hall, who was the Company’s President and Chief Operating Officer during fiscal 2018, did not participate in the Company’s equity incentive plans or programs. See “—Compensation Discussion and Analysis — Executive Summary — We Pay for Performance and Structure Executive Compensation to Align the Interests of our NEOs with those of our Stockholders”.

Potential Payments upon Termination or Change in Control of the Company

As discussed above, on October 9, 2017, the Company appointed Joseph J. Orlando as its new CEO to succeed Robert G. Deuster who, for personal reasons, had decided to retire. In connection with Mr. Orlando's appointment as CEO, the Company and Mr. Orlando entered into a CEO employment agreement pursuant to which he is employed as the Company’s CEO. The initial term of that agreement was one year, which has been extended for an additional year to October 9, 2019. Set forth below is a summary of the material terms of Mr. Orlando’s employment agreement as in effect on the date of this Proxy Statement.

Under that agreement, Mr. Orlando is entitled to severance compensation, which would be payable to him on a termination of his employment by the Company without cause or by him for Good Reason during either the term of his employment with the Company, or within 12 months following a change in control of the Company. Therefore, no severance or Change in Control compensation will become payable to Mr. Orlando by reason solely of a change in control of the Company.

The table below sets forth the amounts of all potential payments that would have been paid by us to Mr. Orlando under his employment agreement, if he had been employed as CEO prior to June 30, 2017 and his employment had been terminated effective as of June 30, 2018 by the Company without cause or by Mr. Orlando for Good Reason either (i) during the term of his employment agreement, or (ii) upon or within 12 months following the consummation of a Change in Control of the Company, respectively. The severance compensation payments to Mr. Orlando are governed by his employment agreement. See “Compensation Discussion and Analysis — CEO Employment Agreement” above. The timing of the payments described below may also be subject to possible delay pursuant to the provisions of Section 409A of the Internal Revenue Code. Mr. Orlando’s employment agreement requires, as a condition to his receipt of any severance or Change in Control compensation, that he enter into an agreement releasing any claims he may have, whether known or unknown, against the Company.

Name	Termination for Cause or Resignation without Good Reason(1)		Involuntary Termination without Cause, for Good Reason or upon Death or Disability(2)		Termination without Cause or for Good Reason after a Change in Control(4)(5)

Joseph J. Orlando
Cash Severance – Base Salary	$0		$175,000		$350,000
Health & Other Benefits	0		10,928		10,928
RSUs and PSUs (accelerated)	0	(3)	-	(3)	295,322	(6)
Total	$0		$185,927		$656,250

__________________

(1)

If Mr. Orlando’s employment were to be terminated by the Company for cause or by Mr. Orlando without Good Reason, the Company’s sole obligation and liability to Mr. Orlando is to pay any unpaid salary, together with any employee benefits and any unused vacation, accrued to the effective date of such termination or his resignation.

(2)

If Mr. Orlando’s employment had been employed as CEO prior to June 30, 2017 and was terminated by the Company without cause or by him for Good Reason, or was terminated due to his death or disability, in each case as of June 30, 2018, then the Company would have become obligated (a) to continue to pay Mr. Orlando (or his estate) his base salary and (b) to pay 100% of his COBRA premiums for continued health insurance coverage for him and his dependents, in each case for what otherwise would have been the then remaining term of his employment agreement or six months, whichever period is shorter (the “Salary Continuation Period” and the “Insurance Continuation Period”, respectively).

(3)	As of June 30, 2018, Mr. Orlando held 7,382 unvested RSUs, and 12,654 unvested PSUs.

(4)

Mr. Orlando’s employment agreement provides that if his employment is terminated by the Company without cause or by him with Good Reason, either concurrently with or within 12 months following a change in control of the Company, he will become entitled to receive severance compensation comprised solely of (a) an amount equal to one year’s base salary, which would be payable to him in a single lump sum, and (b) the payment of his COBRA premiums for up to six months.

(5)

The Company’s stockholder approved Equity Incentive Plans, pursuant to which shares of common stock may be issued to Mr. Orlando upon vesting of any of the RSUs or PSUs granted to him under the 2018 LTIP, provide that, upon a change of control of the Company, any then unvested RSUs or PSUs, including those that may then be held by Mr. Orlando, will become fully vested and cease to be subject to forfeiture, unless the other party to the change in control transaction agrees to assume the Company’s outstanding equity incentives or to exchange new equity incentives of equivalent value for the Company’s then outstanding equity incentives on terms that are acceptable to the Compensation Committee.

(6)

This amount assumes that (a) Mr. Orlando had been employed by the Company as its CEO prior to June 30, 2018, (b) a change in control of the Company was consummated on June 30, 2018, (c) immediately thereafter Mr. Orlando’s employment was terminated without cause by the Company (or the successor corporation in the change in control transaction), and (d) there was an acceleration of the vesting of the unvested equity incentives (including those held by Mr. Orlando) that were outstanding on the date of the change in control. This amount was determined by multiplying the number of Mr. Orlando’s unvested LTIP Shares by $14.74, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the last trading day of fiscal 2018, which was June 29, 2018.

Director Compensation in Fiscal 2018

The following table sets forth information regarding all cash and equity compensation earned by each of our non-management directors for service on the Board and its Committees during the fiscal year ended June 30, 2018.

	Year Ended June 30, 2018
	Annual Cash Retainers ($)(1)		Stock	Total
Director	Board	Committees	Awards($)(2)	Compensation($)

Bruce A. Stevens(3)	$77,500	$21,500	$45,000	$144,000
A. Clinton Allen(4)	77,500	3,000	45,000	125,500
Robert G. Deuster(5)	31,750	-	22,500	54,250
Deborah Farrington(6)	45,000	35,000	45,000	125,000
Joseph R. Martin(7)	45,000	26,000	45,000	116,000
A. J. Bert Moyer(8)	45,000	41,000	45,000	131,000
Van D. Simmons	45,000	-	45,000	90,000

__________________

(1)

The non-management directors received annual cash retainers for their service on the Board and Board Committees; but did not receive any fees for attending Board or Committee meetings. Additional information regarding those cash retainers that were paid to the non-management directors in fiscal 2018 is set forth below.

(2)

On December 5, 2017, each non-management director received an award of 1,555 shares of RSUs, vesting in four approximately equal quarterly installments subject to the continued service of the director with the Company. The per share grant date fair value of those shares was $28.94, which was equal to the per share closing price of the Company’s common stock on the date of grant, as reported by NASDAQ. Amounts shown in this column reflect the aggregate grant date fair value of each such restricted share award, as determined in accordance with ASC 718.

(3)

Chairman of the Board of Directors from January 1, 2018 to June 30, 2018, member of the Audit Committee for all of fiscal 2018, member of the Compensation Committee from January 1, 2018 to June 30, 2018 and Chairman and member of the Nominating & Governance Committee from July 1, 2017 until December 31, 2017.

(4)	Chairman of the Board of Directors from July 1, 2017 to December 5, 2017 and member of the Nominating and Governance Committee for all of fiscal 2018.

(5)

Mr. Deuster did not become a non-management director until October 9, 2017. As a result, in fiscal 2018 he received a retainer that was pro-rated based on his service from October 9, 2017 to June 30, 2018 and was granted one half of the number of restricted shares that had been granted to each of the other non-management directors.

(6)	Chair of the Compensation Committee and member of the Audit Committee.

(7)	Member of the Audit and Compensation Committees for all of fiscal 2018 and Chair of the Nominating and Governance Committee for the period from December 5, 2017 to June 30, 2018.

(8)	Chair of the Audit Committee and member of the Compensation Committee and the Nominating and Governance Committee.

Compensation for Service on the Board of Directors. As indicated in the above table, as compensation for service on the Board of Directors during fiscal 2018, each non-management director, other than Mr. Deuster, (i) was paid a cash retainer at an annual rate of $45,000 and (ii) was granted $45,000 of RSUs (with the number of shares determined by dividing $45,000 by the closing per share price of the Company’s common stock on the date of grant, as reported by NASDAQ). Because Mr. Deuster served as a non-management director for the period from October 9, 2017 to June 30, 2018, he received a pro-rated retainer and one-half of the number of RSUs received by each of the other non-management directors. The Chairman of the Board receives an additional retainer of $65,000 per year for the additional services he renders in that position. During fiscal 2018, Mr. Allen served as Chairman of the Board from July 1, 2017 to December 31, 2017, for which he received an additional cash retainer of $32,500, bringing his total retainer to $77,500 for fiscal 2018. Mr. Stevens succeeded Mr. Allen as Chairman of the Board on January 1, 2018 and served in that position for the remainder of fiscal 2018, for which he received an additional retainer of $32,500, bringing his total retainer to $77,500 for fiscal 2018.

Compensation for Service on Board Committees. In fiscal 2018, non-management directors serving on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee received cash retainers at annual rates of $11,000, $9,000 and $3,000, respectively, for their service on those Committees. The Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee, all of whom are non-management directors, received cash retainers at annual rates of $18,000, $15,000 and $9,000, respectively, in fiscal 2018 for the additional services they rendered in those capacities. However, as noted above, Mr. Stevens served as Chair of the Nominating & Governance Committee from July 1, 2017 until December 31, 2017, for which he received a retainer of $4,500, and was succeeded in that position by Mr. Martin who served as Chair of that Committee during the second half of fiscal 2018, for which he received a retainer of $4,500.

Ceiling on Annual Compensation Payable to Non-Management Directors. The Nominating and Governance Committee of the Board of Directors has adopted a policy that places a ceiling of $500,000 on the annual compensation that may be paid to any non-management director for his or her service on the Board and Board Committees (inclusive of the grant date fair value of any equity incentives that may be granted as part of the compensation payable to non-management director).

Related Party Transactions

Related-Party Transactions in Fiscal 2018 and 2017

DHRCC, which is wholly owned by David Hall (who was our President, a director and a holder of approximately 5% of our outstanding shares) and Van Simmons (who was a director and a stockholder of the Company) subleased office space from the Company in fiscal 2018 and 2017, located at the Company’s offices in Santa Ana, California. Rent paid by DHRCC to the Company under the subleases, totaled $82,900 and $84,200 in fiscal 2018 and 2017, respectively. The rent per square foot charged to DHRCC under the subleases was equal to the rent per square foot paid by the Company to its landlord.

During fiscal years 2018 and 2017, an adult member of Mr. Hall’s immediate family (who does not reside with him) paid us $1,938,000 and $2,191,000, respectively, in coin authentication and grading fees. In each case, these fees were comparable to the fees charged by the Company in the ordinary course of business to unaffiliated customers for similar services. Such fees are determined on the basis of (i) the nature of the collectibles submitted to us for authentication and grading (i.e., coins versus other collectibles and vintage versus newer collectibles), and (ii) the turn-around times requested by the customer submitting collectibles to us for authentication and grading, with higher fees charged for faster turn-around times.

The unpaid balances of those fees at June 30, 2018 and 2017 were approximately $127,000 and $268,000, respectively, which were subsequently paid in accordance with the Company’s customary payment terms. Those payment terms were no less favorable to the Company than the payment terms that applied to unaffiliated credit-worthy customers in the ordinary course of the Company’s business.

In accordance with the Company’s Related Transaction Policy, described below, the Audit Committee of the Board of Directors reviewed and, on the basis of the foregoing facts and circumstances, approved the fees charged and the payment terms applied by the Company in respect of those coin authentication and grading services in fiscal 2018 and 2017.

Related Party Transaction Policy

Our Board has adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines (subject to certain limited exceptions), a related party transaction as a financial or business transaction, arrangement or relationship (i) in which the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year, and (ii) with respect to which the Company or any of its subsidiaries is a party or participant and in which any executive officer or director of the Company, any immediate family member of, or any entity controlled by, an executive officer or director, or any holder of more than 5% of our outstanding common stock (a “5% Stockholder”), has or will have a material direct or indirect interest. The policy also applies to any material amendment to any existing related party transaction.

The policy requires our Audit Committee to review and determine whether or not to approve any such related party transaction, or any material amendments to any such transaction. In fulfilling that responsibility, the policy calls for the Audit Committee (i) to satisfy itself that it has been fully informed as to the related party’s relationship with the Company and the material facts of the proposed related party transaction or any proposed material amendment to such transaction, including the nature and amount of that party’s interest in the proposed transaction, and (ii) to determine that the related party transaction or material amendment thereto is fair to the Company. As a general rule, the Audit Committee will not approve a related party transaction if it determines that the transaction is or will be materially less favorable, from a financial standpoint, to the Company than similar transactions with unaffiliated third parties under similar circumstances.

The policy also provides that no executive officer or director, and no immediate family member or controlled entity of any executive officer or director, may take advantage of an investment or other business opportunity that is made or becomes available to the related party as a result of such executive officer’s or director’s position with the Company or in the course of or in connection with the performance by an executive officer or director of his or her duties for the Company.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2018 (the “2018 Financial Statements”).

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s financial reporting, internal financial and accounting systems and accounting practices and policies. The Board of Directors has adopted an Audit Committee Charter that sets forth the authority and responsibilities of the Audit Committee. You can view a copy of that Charter at the Investor Relations section of our website at www.collectorsuniverse.com.

In connection with its oversight responsibilities, in fiscal 2018 the Audit Committee engaged a certified public accountant, not affiliated with the Company’s independent registered public accounting firm, to review and provide independent assessments to the Committee of (i) the effectiveness of the Company’s internal control over financial reporting at June 30, 2018, and (ii) the effectiveness of the Company’s internal anti-fraud program that is designed to identify potential areas of risk, including the risk of fraud, in the Company’s business operations.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and no member of the Committee is, nor does any member of the Committee represent himself or herself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee members have necessarily relied, without independent verification, on management’s representation that the 2018 Financial Statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Company’s registered independent public accounting firm included in their reports on the 2018 Financial Statements and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018.

In discharging its responsibilities, the Audit Committee met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2018 (“Grant Thornton”). Management represented to the Audit Committee that the 2018 Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the 2018 Financial Statements with management and Grant Thornton. The Audit Committee also discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 16, "Communication with Audit Committees" of the Public Company Accounting Oversight Board, which includes, among other items, information regarding the conduct of the audit of our Company's consolidated financial statements.

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee and with respect to their independence, and the Audit Committee discussed with Grant Thornton their independence.

Based on the discussions and reviews referenced in the two preceding paragraphs, the Audit Committee recommended that the Board of Directors approve the inclusion of the 2018 Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018, as filed with the SEC.

Respectfully Submitted,

A. J. Bert Moyer (Chairperson)
Deborah A. Farrington
Joseph R. Martin
Bruce A. Stevens

The information in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending June 30, 2019. Grant Thornton audited our consolidated financial statements for the fiscal year ended June 30, 2018 and the effectiveness of our internal control over financial reporting at June 30, 2018. A representative of Grant Thornton is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions from stockholders in attendance at the Annual Meeting.

Audit and Other Fees Paid to Grant Thornton in Fiscal 2018 and 2017

Set forth below is information regarding the services rendered to us by Grant Thornton, and the fees we paid for those services, in fiscal 2018 and 2017:

	2018	2017

Audit services	$392,925	$341,500
Audit related services	-	−
Tax advisory services	-	10,500
All other services	16,500	-
	$409,425	$352,000

Audit Services. Audit services rendered by Grant Thornton to us in fiscal 2018 and 2017 consisted of: (i) the audit of our consolidated financial statements for the fiscal year ended June 30, 2018 and 2017, (ii) reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each of those years, (iii) audits of the effectiveness of our internal control over financial reporting at June 30, 2018 and June 30, 2017, respectively, and (iv) an audit of the financial statements of the Company’s Chinese subsidiary for the year ended December 31, 2017.

Audit-Related Services. Grant Thornton did not render any audit-related services to us in either fiscal 2018 or fiscal 2017.

Tax Advisory Services. In fiscal 2017 Grant Thornton rendered tax advisory services relating to our Chinese subsidiary.

Other Services. In fiscal 2018, Grant Thornton provided assistance with the logistics of an off-site strategic planning meeting of the Company’s executive officers and directors.

The Audit Committee determined that the provision by Grant Thornton of other services in fiscal 2018 and tax-related services in fiscal 2017, and the fees paid by the Company for those services, were compatible with maintaining Grant Thornton’s independence.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee Charter provides that our Audit Committee will pre-approve all audit and non-audit engagements of any independent registered public accounting firms, including the nature of the services to be performed and the fees for such services, by specific approval of the Audit Committee, or its Chairman pursuant to authority specifically delegated to him or her by the Committee. Any engagement approved by the Chairman pursuant to delegated authority is required to be reported to the Audit Committee at its next meeting. Since the adoption of the Charter, all audit and non-audit services provided by the Company’s independent registered accounting firms have been pre-approved by the Audit Committee.

Proposal to Ratify Appointment of Independent Registered Public Accountants

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019. Although ratification by stockholders is not a prerequisite to the power and authority of the Audit Committee to appoint Grant Thornton as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal 2019 if the Audit Committee deems such a change to be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” RATIFICATION OF GRANT THORNTON’S APPOINTMENT AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in detail in the section of this Proxy Statement titled "Compensation Discussion and Analysis".

At our 2012 Annual Meeting of Stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. Our Board of Directors considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our named executive officer compensation. We are therefore holding this year’s advisory vote in accordance with that policy and pursuant to U.S. securities laws and regulations.

The Compensation Committee has structured our executive officer compensation program to:

•	Attract, incentivize and retain our named executive officers;

•	Align the interests of our named executive officers with those of our stockholders;

•	Pay for performance; and

•	Reward achievement of short-term and long-term goals.

Fiscal 2018 was a year of challenges and a year of transition for us. In order to make the cash dividends we pay to our stockholders sustainable for the longer term and assure that we have sufficient cash to support the continued growth of our businesses, we reduced the dividend by 50%, to $0.70 per share per year, which was, we believe, the principal factor that led to a substantial decline in the trading prices of our common stock in the second half of fiscal 2018 and the decline in our annual TSR. We also experienced a decrease in operating income to $9.0 million in fiscal 2018 from $13.2 million in fiscal 2017 primarily due to a softening in the US coin market. We also went through a management transition in fiscal 2018 due to the retirement of our former CEO, Robert G. Deuster, and the appointment of Joseph J. Orlando as our new CEO.

We have responded aggressively to these developments by conducting a thorough strategic review of our business in order to focus our resources and energies on those areas of our business that will yield higher returns and drive the growth of our business and by adopting a cost savings program that is designed to reduce our operating expenses by $2 million in fiscal 2019. We also are committed to continuing to pay cash dividends to our stockholders for the foreseeable future, albeit at a more sustainable rate of $0.70 per share per year, while at the same time maintaining a strong financial position and the liquidity needed to fund those dividends and to support the future growth of our businesses.

In light of our fiscal 2018 results and our strong pay-for-performance executive compensation program:

•	No increases in executive officer salaries were made in fiscal 2018 and none are planned for fiscal 2019;

•

Because the Company did not achieve any of the financial performance goals under the 2018 Cash Incentive Plan, our named executive officers, Joseph J. Orlando, our CEO, and Joseph J. Wallace, our CFO, earned only 15% and 13.8%, respectively, of their potential maximum cash awards under that Plan, all attributable to the achievement of their respective individualized MBOs;

•	None of the performance contingent PSUs were earned under the 2018 LTIP; and

•	It is expected, as of September 30, 2018, that none of the performance contingent PSUs will be earned under the 2018 LTIP.

We believe that our executive compensation practices align the compensation that we pay to our named executive officers with performance by:

•	Providing both cash and equity awards and an appropriate mix of these awards;

•	Establishing performance goals to reflect Company-wide financial and operating performance; and

•	Requiring achievement of long and short-term Company goals before payment of certain compensation elements.

We urge stockholders to carefully read the section of this Proxy Statement titled "Compensation Discussion and Analysis" beginning on page 16, which describes in greater detail our executive compensation policies and practices, as well as the Summary Compensation Table and related compensation tables that follow it. Our Board of Directors and the Compensation Committee believe that the compensation policies and practices described in this Proxy Statement are effective in achieving our executive compensation objectives.

Therefore, in accordance with Section 14A of the U.S. Securities Exchange Act, of 1934, as amended, and as a matter of good corporate governance, we ask our stockholders to approve the following advisory resolution at the Annual Meeting:

"RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis and the Summary Compensation Table and related compensation tables, notes and narrative discussion in the Proxy Statement for our 2018 Annual Meeting of Stockholders."

Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will give serious consideration to the outcome of the vote when considering executive compensation programs in the future.

Required Vote

Approval of this proposal requires the vote of a majority of the shares present and entitled to vote at the Annual Meeting.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

"FOR"

THIS PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN FISCAL 2018

PROPOSAL NO. 4

FREQUENCY OF FUTURE ADVISORY VOTES ON
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote on whether future advisory votes on the compensation of our Named Executive Officers should be held every year, once every two years, or once every three years.

Stockholders may vote for every “one year,” “two years” or “three years,” with respect to this proposal or may abstain from voting.

After careful consideration, our Board of Directors believes that submitting the advisory vote on executive compensation on an annual basis is appropriate for our Company and its stockholders at this time. We view the advisory vote on the compensation of our NEOs as an additional, but not the only, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs.

Accordingly, we recommend that you vote in favor of the following advisory proposal:

"RESOLVED, that the stockholders of the Company recommend, on an advisory basis, that future advisory votes on the compensation of our Named Executive Officers occur every one year."

This vote is advisory and not binding on our Company or our Board of Directors. Our Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. Notwithstanding our Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs.

Required Vote

Stockholders may vote for every “one year,” “two years” or “three years” with respect to this proposal, or may abstain from voting. The option of every one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR EVERY “ONE YEAR” ON THIS PROPOSAL NO. 4.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2019 Annual Meeting of Stockholders must provide us with a written copy of that proposal by June 25, 2019, which is 120 days before the first anniversary of the release of our proxy materials for this year’s Annual Meeting. However, if the date of our 2019 Annual Meeting of Stockholders changes by more than 30 days from the date on which this year’s Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2019 Annual Meeting. Matters pertaining to such proposals, including the number and length of such proposals, the eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, the rules of the SEC promulgated thereunder, and other laws and regulations to which interested stockholders should refer.

A stockholder seeking to submit a proposal that is not to be included in our proxy materials for our 2019 Annual Meeting or nominate a director pursuant to our Bylaws must provide a written notice, containing the information specified in our Bylaws, to our Corporate Secretary at Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658 by June 25, 2019, except that if the date of our 2019 annual meeting of stockholders changes by more than 30 days from the first anniversary of the date of the 2019 Annual Meeting was held, that notice must be received not later than the close of business on the tenth (10th) day following the earlier of the date on which that notice of the change in the date of the 2019 Annual Meeting was mailed or was publicly announced. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

Additionally, Rule 14a-4, as promulgated by the SEC under the Exchange Act, provides that if a stockholder fails to notify the Company of a proposal which the stockholder plans to present for a vote at the next annual meeting of stockholders at least 45 days before the first anniversary of the mailing date of the prior year’s Proxy Statement, then the Company will be permitted to exercise its discretionary voting authority with respect to that proposal at that meeting. Accordingly, in the case of the Company’s 2019 Annual Meeting of Stockholders, the Company will be entitled to exercise discretionary authority when voting on any stockholder proposal received after September 10, 2019.

AVAILABILITY OF ANNUAL REPORT AND HOUSEHOLDING

Our 2018 Annual Report to Stockholders has been posted on the internet at https://materials.proxyvote.com/19421r, where it can be viewed and may be printed. In addition, a copy of that Annual Report accompanies this Proxy Statement. If you and others who share your mailing address are “beneficial owners” of our common stock that hold shares through a broker or other nominee, you may have been sent a notice that your household will receive only one Proxy Statement or Notice of Internet Availability of Proxy Materials (an “Availability Notice”), as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicative information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you are deemed to have consented to it, and a single copy of the Availability Notice (and/or a single copy of this Proxy Statement and the 2018 Annual Report) has been sent to your address. Each stockholder receiving the Proxy Statement by mail will also receive a separate voting instruction form.

If you are a beneficial owner of our common stock who holds shares through a broker or other nominee and would like to revoke your consent to householding and in the future receive your own Availability Notice (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact our transfer agent, Broadridge, by either (i) calling toll-free at 1-800-542-1061 and, when prompted, indicating your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers or (ii) sending a written notice containing that information by mail to Broadridge at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any revocation of consent to householding will be effective approximately 30 days following its receipt. You also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of this Proxy Statement or the 2018 Annual Report, those documents are available in electronic form for download or review by visiting the Investor Relations Section of our website at www.collectorsuniverse.com. We will promptly send you a copy of the 2018 Annual Report, without exhibits, upon your request sent to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Annual Meeting, the proxyholders named in the enclosed proxies will have discretionary authority to vote, in accordance with their judgment, all proxies they have received with respect to such matter.

By Order of the Board of Directors

Bruce A. Stevens
Chairman of the Board

Santa Ana, California

October 25, 2018

COLLECTORS UNIVERSE
NASDAQ: CLCT

COLLECTORS UNIVERSE, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time the day before the meeting date. Have the Notce of Availability of Proxy Materials or your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Pacific Time on the day prior to the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Deborah A. Farrington 02 Joseph R. Martin 03 A.J. "Bert" Moyer 04 Joseph J. Orlando 05 Bruce A. Stevens

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on Proposal 4.

	1 year	2 years	3 years	Abstain
4. Advisory vote on the frequency of future advisory votes on Named Executive Officer compensation.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other matter that may properly be presented for a vote of the stockholders and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct or adjournment of the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please date this Proxy and print and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000390096_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

COLLECTORS UNIVERSE, INC.
REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 4, 2018

The undersigned stockholder(s) of Collectors Universe, Inc. (the "Company") hereby acknowledge(s) receipt of the Notice of 2018 Annual Meeting of Stockholders and related Proxy Statement, revokes all previously granted proxies and nominates, constitutes and appoints Bruce A. Stevens, Deborah A. Farrington and Joseph J. Orlando and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, which will be held on Tuesday, December 4, 2018 at 10:00 A.M., Pacific Time, at the Company's principal offices, 1610 East Andrews Place, Suite 150, Santa Ana, California 92705, and at any and all adjournments and postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting upon and in respect of the matters described and in accordance with the instructions set forth on the reverse side of this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL FIVE OF THE NOMINEES FOR ELECTION TO THE BOARD WHO ARE NAMED, "FOR" PROPOSALS 2 AND 3 AND FOR ONE YEAR ON PROPOSAL 4 WHICH ARE SET FORTH, ON THE REVERSE SIDE OF THIS PROXY. THIS PROXY CONFERS AUTHORITY TO AND WILL BE VOTED "FOR" THE ELECTION OF THOSE FIVE NOMINEES, "FOR" PROPOSALS 2 AND 3 AND FOR ONE YEAR ON PROPOSAL 4, UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY, IN WHICH CASE THE PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000390096_2 R1.0.1.17